Exhibit 10.4

AGREEMENT OF LEASE, made as of this 25th day of October, 2005, by and between Garden Spires Associates LP, with offices at c/o Alma Realty Co., 28-18 31st Street, Astoria, NY 11102, (hereinafter referred to as “Landlord”) , and American Medical Alert Corporation, with offices at 3265 Lawson Boulevard, Oceanside, New York 11572, (hereinafter referred to as “Tenant”).

WITNESSETH: Landlord and Tenant hereby covenant and agree as follows:

SPACE

1.                                       Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 5,000 square feet on the third (3’d) floor (“Demised Premises”) in the building known as 36-36 33rd Street, Long Island City, New York (hereinafter referred to as the “Building”) (see floor plan of the Demised Premises annexed hereto as exhibit “A”). In addition to occupying the Demised Premises, Tenant shall have the right to use in common with other tenants in the Building, all common areas and public portions thereof.

TERM

2.                                       The term of this lease shall commence on September 1, 2005 (the “Commencement Date”) and terminate on March 31, 2018 (“Term Expiration Date”).

RENT

3.                                       (A)                              The basic annual rent or fixed minimum rent commencing on the “Rent Commencement Date”, as hereinafter defined, is as follows:

LEASE YEAR	ANNUAL RENT	MONTHLY RENT
1	$115,000.00	$9,583.33
2	$120,000.00	$10,000.00
3	$125,000.00	$10,416.67
4	$130,000.00	$10,833.33
5	$133,900.00	$11,158.33
6	$137,917.00	$11,493.08
7	$142,054.51	$11,837.88
8	$146,316.15	$12,193.01
9	$150,705.64	$12,558.80
10	$155,226.81	$12,935.57
11	$159,883.61	$13,323.64
12	$164,680.12	$13,723.34
13	$169,620.52	$14,135.04

(B)                                During the term of this Lease, the basic annual rental shall be payable in equal monthly installments in advance on the first day of each calendar month during the term of this lease at the office of the Landlord. Tenant shall pay the rent as above stated and as hereinafter provided, without any set off or deduction whatsoever. In any case in which the basic annual rent or additional rent, as hereinafter defined, is not paid within ten (10) days of notice that it was not paid upon the day when same is due, Tenant shall pay a late charge equal to 4 cents for each dollar so due. In the event the basic annual rent or additional rent is not paid within thirty (30) days of when same is due, Tenant shall also pay interest thereon at the lease interest rate. The term “Lease Interest Rate” shall mean interest at the rate of twelve (12%) percent per annum provided such rate does not violate the usury laws of New York State. If such rate violates such usury laws, then it shall be 1/2% below the maximum permissible rate.

(C)                                Notwithstanding the term commencement date of September 1, 2005 and subparagraph (B) herein, it is understood and agreed that Tenant shall commence paying the basic annual rent (except that Tenant shall pay the first monthly installment upon the signing of this Lease), thirty (30) days after Landlord delivers possession of the premises to Tenant with the initial work to be performed by Landlord hereunder (see 7 (B) herein) having been substantially completed (the “Rent Commencement Date”). Promptly following the determination of the Rent Commencement Date, Landlord and Tenant shall execute an agreement setting forth the Rent Commencement Date and the rent schedule (based on subparagraph (A) herein), commencing on the Rent Commencement Date and expiring on March 31, 2018, the Term Expiration Date. In the event the Rent Commencement Date begins on the first day of a month, the First Lease Year (see subparagraph (A) herein) shall end on the first anniversary of the last day of the preceding month. If the Rent Commencement Date begins on a date other than the first day of a month, the Tenant shall pay a pro rata portion of the rent from such date through and including the last day of such month and the First Lease Year shall end on the first anniversary of the first day of the preceding month. Each succeeding Lease Year shall end on the anniversary date of the previous Lease Year, except that in no event shall the term of this lease extend beyond March 31, 2018, the Term Expiration Date .

(D)                               The term “substantially completed” shall mean (i) completion of the initial work (as shown at Schedule B herein) but for minor insubstantial details of construction and mechanical adjustments (i.e. so-called “punch list” items). In the event substantial completion is achieved on a date other than the first day of the month, the Tenant shall pay a pro rata portion of the rent from such date through and including the last day of such month. Landlord shall use its best efforts to deliver to Tenant the Demised Premises with the initial work substantially completed by no later than March 30, 2006 (“Delivery Date”). In the event Landlord fails to deliver the Demised Premises to Tenant with the initial work substantially completed by the Delivery Date (unless Landlord’s failure to so deliver same was a result of Tenant’s acts and/or that of it’s agents and/or employees, specifically including Tenant’s failure to deliver to Landlord it’s architectural and engineering plans and drawings by January 1, 2006, as per paragraph “7(B)” herein), then, for each one day of Landlord’s delay, Tenant shall be entitled to one day of “free rent” commencing with the Rent Commencement Date. Notwithstanding anything herein to the contrary, Landlord must deliver to Tenant the Demised Premises with the initial work substantially completed by no later than June 30, 2006 “Time Being of the Essence” (“Outside Delivery Date”). In the event Landlord fails to deliver the Demised Premises to Tenant with the initial work substantially completed by the Outside Delivery Date (unless, as noted above, it was a result of Tenant’s acts and/or that of it’s agents and/or employees), then Tenant may cancel this lease, and in such event, Landlord shall reimburse Tenant, within thirty days following Tenant’s election to cancel the Lease, $110,000.00 representing the liquidated damages of Tenant for expenses actually incurred by Tenant including fixture, furnishing and equipment, professional services for the space, including architectural, expediters, engineering, contractors, reasonable legal fees, and any payments made by Tenant to Landlord. Tenant shall exercise such right to cancel by giving written notice thereof to Landlord within ten (10) days from the Outside Delivery Date, “Time Being of the Essence”, unless the parties agree in writing to extend such time period. It is understood and agreed that the Delivery Date and the Outside Delivery Date and any rights based thereon shall be adjusted and/or modified on a day for day basis as a result of delays, if any, caused by Tenant’s acts and/or that of it’s agents and/or employees. (As and for an example, if Tenant’s acts and/or that of it’s ants and/or employees cause three days of delay, the Delivery Date all be modified to read April 3, 2006 and the Outside Delivery Date shall be modified to read July 3, 2006). Landlord shall promptly give notice to Tenant of any Tenant acts and/or that of it’s agents and/or employees that are causing or will cause a delay in delivery of the Demised Premises by the Delivery Date and/or Outside Delivery Date.

(E)                                 Tenant covenants and agrees that all fixed minimum rent and additional rent due and payable by Tenant under this Lease are unconditional obligations on the part of Tenant, and shall be paid to Landlord whenever the same shall be due and payable without setoff or deduction of any kind.

(F)                                 Tenant further covenants and agrees that Tenant shall not be entitled to any abatement of fixed minimum rent or additional rent payable under this lease, or diminution of same in any summary dispossess, non-payment of rent or holdover proceedings, by reason of any breach by Landlord of any covenants contained in this lease on Landlord’s part to be performed. In any such summary dispossess, non-payment of rent or holdover proceeding, Tenant may not assert a counterclaim, nor have the right of set-off by way of damages or recoupment by reason of Landlord’s failure to perform any of the terms, covenants or conditions contained in this lease on Landlord’s part to be performed, but Tenant shall be relegated to an independent action for damages, and such independent action shall not at any time be joined or consolidated with any summary dispossess, non-payment of rent or holdover proceeding.

SECURITY

4.                                       (A)                              Tenant shall deposit with Landlord upon execution of this Lease the sum of $19,166.66 (two times the monthly rent) as and for Security for the faithful performance and observance by Tenant of Tenant’s obligations under this lease.

(B)                                Tenant shall be entitled to interest on its security deposit at the rate of 2.5% per annum.

(C)                                Tenant agrees that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of fixed minimum rent and additional rent, Landlord may use, apply or retain the whole or any part of the Security deposited and interest earned thereon, if any, to the extent required for the payment of any fixed minimum rent and additional rent, or for any sum which Landlord has expended by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the premises, whether such damage or deficiency accrued before, on or after summary proceedings or other re-entry by Landlord, with interest thereon from the date of expenditure of loss, as the case may be.

(D)                               In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the Security, or so much thereof as shall then remain on deposit with Landlord, shall be returned to Tenant within ten business days after the date fixed as the end of this lease and after delivery of entire possession of the Demised Premises to Landlord in accordance with the provisions of this lease.

(E)                                 In the event of a sale of the Demised Premises, Landlord shall have the right to transfer the Security to the vendee or lessee and Landlord, provided such vendee or lessee assumes the obligations of Landlord under this Lease and, upon making such transfer and confirming in writing to Tenant that Landlord has done so and who such vendee or lessee is and what his, her or its address is, thereupon shall be deemed released by Tenant from all liability for the return of the Security and Tenant agrees to look solely to the new landlord for the return of the Security.

(F)                                 Tenant further agrees that it will neither assign or encumber, nor attempt to assign or encumber, the monies deposited hereunder as Security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(G)                                Tenant further agrees that if for any reason (including the reason that Landlord has elected to use, apply or retain the whole or any part of the Security pursuant to this Article), the Security at any time remaining on deposit with Landlord shall be less than two times the amount of the then monthly rent, Tenant, upon written demand and by no later than ten days thereafter, shall deposit with Landlord cash in an amount sufficient to increase the then Security to the then required amount of Security.

USE

5.                                       The Tenant shall use and occupy the Demised Premises only for a call center, administrative and office uses, in connection with the Tenant’s business and that of its affiliates, and for no other purpose.

SERVICES

6.                                       (A)                              Landlord will provide base board heat to the Demised Premises, during business hours of 8:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays, excluding all legal holidays. Landlord shall install a sub-meter to measure Tenant’s actual consumption of electricity for ordinary office use within the Demised Premises. Ordinary office use shall include but not be limited to lighting, operation of office equipment, typewriters, word processors, personal computers, telephones, facsimile machines, and photocopy machine. Ordinary office use, for purposes herein, shall not include the HVAC system. Tenant shall pay for it’s actual consumption as measured by said sub-meter for ordinary office use (based on the actual cost from the utility company without any premium charged by Landlord). Landlord represents that there exists one forty (40) ton HVAC unit exclusively servicing the Demised Premises and the space currently leased to Park West Executive Service (suite 308 within the Building). Tenant and the adjacent tenant shall have separate VAV (Variable Air Volume) system such that they shall each be in control of the air flow associated with such HVAC system.

With respect to electric current for said HVAC system, Landlord shall install a meter to measure actual consumption thereof and Tenant shall pay 38% of the bill as measured thereby (based on the actual cost from the utility company without any premium charged by Landlord) (“Tenant’s HVAC Share”). Tenant’s HVAC Share shall mean the fraction, the denominator of which is the net rentable area, in square feet, of the portion of the Building which is being serviced by the HVAC unit referred to above and the numerator of which is the Demised Premises’s net rentable area in square feet which is equal to 5,000 square feet. Landlord represents that the net rentable area for that portion of the Building serviced by the above-referenced HVAC unit is 13,000 square feet. The Tenant’s HVAC Share is subject to change based upon any change in the square footage of the net rentable area of that portion of the Building serviced by the above-referenced HVAC unit and/or the Demised Premises. Tenant will also pay it’s proportionate share (“Tenant’s Proportionate Share”) of the gas bill for the Building (inclusive of the Demised Premises) for gas actually used in connection with the heating of the Building. Tenant’s proportionate share, as referred to herein and elsewhere in this lease, shall be 2.85%. The Tenant’s proportionate share is subject to change based upon any change in the square footage of the net rentable area of the Building and/or the Demised Premises. Tenant’s Proportionate Share shall mean the fraction, the denominator of which is the net rentable area of the Building in square feet and the numerator of which is the Demised Premises’s net rentable area in square feet which is equal to 5,000 square feet. Landlord represents that the net rentable area for the building as of the date of this lease is 175,000 square feet. The above sums shall be paid within ten (10) days following the billing thereof by Landlord. Landlord will furnish copies of all such bills to Tenant promptly upon receipt thereof.

(B)                                Landlord will provide cleaning services of and to the public or common areas of the Building, which will be performed by Landlord at its sole cost and expense, between the hours of 5:00 p.m. and 6:00 a.m. on Monday through Friday, legal holidays excepted. Cleaning of Demised Premises shall be performed by Tenant at Tenants cost and expense. Trash will be delivered to a space designated by Landlord. At Tenant’s option, Landlord shall provide cleaning services of and to the Demised Premises between the hours of 5:00 p.m. and 6:00 a.m. on Monday through Friday, legal holidays excepted, at a cost of One ($1.00) Dollar per sq. ft. annually, payable on a monthly basis, as additional rent, during such period in which such services are rendered.

(C)                                Landlord will furnish elevator service to the Demised Premises twenty four hours a day, seven days a week.

(D)                               Landlord will furnish adequate hot and cold tempered water for lavatory and drinking purposes twenty four hours a day, seven days a week.

(E)                                 During hours other than those aforementioned and provided Landlord consents to same, any services heretofore enumerated will be provided as overtime services, to be billed at overtime rates at the sole cost and expense of Tenant requesting same.

LANDLORD’S REPAIRS AND INITIAL WORK

7.                                       (A)                              Landlord will make all the repairs to and provide the maintenance for the public areas of the Building; the roof and structure thereof; and to the building-wide systems inclusive of the plumbing, electrical, HVAC and mechanical systems servicing the Demised Premises, except for such repairs and maintenance to or with respect to same as may be necessitated by reason of the negligence, improper care or use of such premises and facilities by Tenant, its agents, employees, licensees or invitees, in which event repairs shall be made by Landlord at Tenant’s expense. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord making any repairs, alterations, additions or improvements in or to any portion of the Building or to the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof, except if due to Landlord’s willful acts or that of its agents, contractors or employees and provided the Landlord’s acts do not materially interfere with Tenant’s ingress/egress from the Demised Premises. Landlord shall perform maintenance and other work to be performed by Landlord using reasonable efforts to minimize interference with Tenant’s business.

(B)                                Landlord agrees to prepare and complete the demised premises on a “build to suit” basis, at its sole cost and expense. The build-out shall comply with Tenant’s designs, to be approved by Landlord. Landlord’s work shall consist of that set forth at Schedule ”B” herein. No other initial work shall be required to be performed by Landlord. In lieu of Landlord performing the ceiling, lighting and carpeting work to the Demised Premises, at Tenant’s election, Tenant shall be granted a one time credit of fifty (.50) cents per square foot of ceiling tiles, fifty ($50.00) dollars per lighting fixture and five ($5.00) dollars per yard of carpet which one time credit shall be applied against the first monthly rent due and owing following Tenant’s election. Notwithstanding anything herein to the contrary, Tenant must deliver to Landlord it’s preliminary architectural and engineering plans and drawings (which shall be subject only to minor modifications by Tenant) by no later than January 1, 2006 “Time Being of the Essence”. In the event Tenant fails to timely deliver such plans/drawing, then Tenant shall pay to Landlord for each and every day of delay beyond said date of January 1, 2006, in addition to any other sums due under this Lease, the sum of $320.00/ day.  This sum shall be due and payable by Tenant to Landlord simultaneously with Tenant’s delivery of the plans/drawings to Landlord, whenever same shall occur. Any modifications required by the Landlord to the preliminary plans after Landlord’s review of the preliminary plans submitted by Tenant shall not cause the Tenant to incur the $320.00/day penalty; it being understood that Tenant’s liability for such penalty with respect to the preliminary plans shall cease upon timely delivery of same to Landlord.

TENANT’S REPAIRS

8.                                       Tenant shall take good care of the interior of the Demised Premises and perform any and all maintenance and repairs, as needed therein, except if (i) the repair is required as a result of Landlord’s negligence or (ii) its work for which the Landlord is obligated to perform under 7(A) above. Landlord may, after fifteen (15) days notice to Tenant, perform said repairs, at the expense of Tenant, if Tenant fails to do so. In the case of an emergency, no notice shall be required.

PARKING

9.                                       Landlord shall provide Tenant with five (5) parking spaces, as designated by Landlord, in the parking facility on-site at no cost or expense to Tenant. In the event such parking is unavailable to Tenant at the Commencement Date, Landlord will furnish, at no cost and expense to Tenant, valet parking to Tenant’s employees, directly in front of or adjacent to the Building.

DIRECTORY

10.                                 Landlord, in its discretion as to size, location and appearance, will furnish in the lobby of the Building a directory which will contain a Tenant List. Tenant shall have the right to install its own directory in the lobby of each floor of the Building in which Tenant occupies space, but must first obtain Landlord’s prior written consent, not to be unreasonably withheld.

11.                                 Intentionally Omitted.

INSURANCE

12.                                 (A)                              Tenant, at its expense, shall maintain at all times during the term of this Lease, public liability insurance with respect to the Demised Premises and the conduct or operation of its business therein, naming Landlord as an additional insured, and with limits of $1,000,000 for property damage and not less than $2,000,000 for bodily injury or death to any number of persons in any one occurrence.

(B)                                Tenant shall promptly deliver to Landlord a Certificate of Insurance for such fully paid for policies prior to occupancy, and Tenant shall deliver to Landlord such Certificate of Insurance for a renewal policy at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies licensed to do business in the State of New York with an “A” Best rating and all such policies shall contain a provision whereby the same cannot be canceled or materially modified unless Landlord is given at least twenty (20) days prior written notice of such cancellation or modification, including, without limitation, any cancellation resulting from the non-payment of premiums.

(C)                                Tenant shall maintain insurance coverage in an amount adequate to cover the cost of replacement of all of Tenant’s personal property, fixtures, furnishings, and equipment.

REAL ESTATE TAX ESCALATION

13.                                 (A)                              For purposes of this Article, the following definitions shall apply:

1)                                      The term “Tax Year” shall mean the fiscal year, July 1 to June 30 (or such other fiscal year as hereafter may be duly adopted by the taxing authorities for real estate tax purposes).

2)                                      The term “Escalation Year” shall mean any Tax Year during the term of this Lease commencing with Tax Year commencing July 1, 2005.

3)                                      The term “Base Tax Year” shall mean the July 1, 2005 to June 30, 2006 Tax Year.

4)                                      The term “Base Taxes” shall mean the Taxes computed by the taxing jurisdiction for the Base Tax Year.

5)                                      The term “Taxes” shall be deemed to include all real estate taxes assessed upon or with respect to the tax lot upon which the Building is situated and imposed by the taxing authorities. If, due to any change in the method of taxation, other taxes are imposed or substituted for, or levied against Landlord or any owner of the Building or the real property, in lieu of any real estate taxes upon or with respect to the real property now being assessed, such tax shall be included in the term Taxes for the purposes of this Article, except taxes such as franchise, income, or revenue tax on Landlord’s rental income receipts.

(B)                                If Taxes payable in any Escalation Year shall be in such amount as shall constitute an increase above Base Taxes, Tenant shall pay Tenant’s Proportionate Share of such increase. Increases in Taxes, payable by reason of reductions in Landlord’s tax abatement shall be deemed tax increases subject to provision of this Escalation Clause unless such reduction is the direct result of landlord’s intentional or negligent acts.

(C)                                If the sum of the installments of Taxes payable by Landlord in any Escalation Year exceeds the Landlord’s Base Taxes for the Base Tax Year, the annual rental reserved hereunder for such Escalation Year shall be increased by Tenant’s Proportionate Share of the amount of such excess and shall be payable during such Escalation Year in monthly amounts equal to 1/12th of the amount of such increase (as reasonably estimated by Landlord if not finally determinable on the first day of such Tax Year, subject to later adjustment).

(D)                               If a final determination shall be rendered reducing the assessed valuation of the land and/or Building for the Landlord’s Base Tax Year, the assessed valuation as so reduced shall, for all purposes be the assessed valuation used in computing the Landlord’s Base Taxes under section (4) of sub-paragraph (A) above. If said determination is rendered subsequent to the submission by Landlord to Tenant of any statements referred to in sub-paragraph (E) below, Landlord shall submit revised statements to Tenant based upon the reduced assessed valuation and Tenant shall, within thirty (30) days after submission of said revised statements, pay Landlord any additional rent due by reason of such recomputations which computation shall be adequately set forth in the said revised statements.

(E)                                 Landlord shall from time to time during the term of this Lease, after the respective amounts of Taxes for the periods in question become ascertainable, submit to Tenant statements setting forth the computation of any increase or decrease in rental. Landlord’s failure to submit a statement or statements pursuant to this sub-paragraph or sub-paragraph (D) above shall not constitute a waiver of any rent increases payable by Tenant under this paragraph provided, however, that such additional rental shall only become due and payable following Tenant’s receipt of such statement from Landlord. Landlord may submit its statements (or estimates thereof) separately and at different times, but the payment of additional rent shall nevertheless be made in the manner and within the time limits herein above set forth with respect to each statement so submitted.

(F)                                 If the term of this Lease expires on a day other than the last day of the Tax Year, rental increases pursuant to subparagraph (C) above shall be pro-rated as of said expiration date.

(G)                                In the event of a taking, pursuant to the power of eminent domain, of a portion of the Building under such circumstances as shall not result in a termination of this Lease, then from and after the date of such taking (i) the Base Tax Amount shall be deemed reduced in proportion to the reduction in the number of square feet of rentable space in the Building resulting from such taking, and (ii) Tenant’s Proportionate Share shall be adjusted so as to be equal to a fraction of which the denominator is the reduced number of square feet of rentable space in the building and the numerator is the number of square feet of space leased to Tenant following such taking.

(H)                               The provisions of this paragraph shall survive the expiration or termination of this Lease until a final adjustment has been made for the Tax Year in which the Expiration Date occurs.

(I)                                    The statements of the adjustment to be furnished by Landlord as provided in sub-paragraph (E) shall be based on data submitted by Landlord to a firm of Certified Public Accountants (who may be the firm now or then currently employed by Landlord for the audit of its accounts). In the accountant’s opinion based on the date submitted, such statements shall present fairly the escalation adjustment for the periods represented thereby.

(J)                                   Any delay or failure of Landlord, beyond January of any year, in computing the billing for the rent adjustments herein above provided, shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustments hereunder upon Tenant’s receipt of such statements.

(K)                               Notwithstanding any expiration or termination of this Lease prior to the Lease expiration date (except in the case of a cancellation by mutual agreement, termination upon casualty or condemnation) Tenant’s obligation to pay rent as adjusted under this Article shall continue and shall cover all periods up to the Lease expiration date, and shall survive an expiration or termination of this Lease until such amounts previously accruing have been paid.

(L)                                 If the first or final lease year during which escalations may occur shall contain less than twelve (12) months, the additional rental under this Lease shall be prorated.

(M)                            Notwithstanding anything to the contrary contained in this Section 13, in the event the Building construction and improvements has not been completed and the building is not substantially occupied, and therefore the Building shall not have been fully assessed by the Base Tax Year set forth in 13(A) (3), then the Tax Year in which the Building shall be fully assessed shall be deemed to be the Base Tax Year and the Escalation Year shall mean any Tax Year during the term of the Lease commencing following the new Base Tax Year as determined in accordance with this Section 13(M).

TAX ABATEMENT

14.                                 (A)                              Landlord represents that it has filed the necessary paperwork in connection with obtaining a real estate tax abatement under the Industrial Commercial Incentive Program (ICIP) (including the filing of the ICIP applications). Landlord agrees to fully cooperate with Tenant and to provide Tenant, at Tenant’s expense, with any documents necessary in order for Tenant to apply for and receive 100% of the benefits available to Tenant under the New York City Commercial Expansion Programs, including without limitation, the Relocation Employment Assistance Program, the Energy Cost Savings Program and the Rent Abatements for Commercial and Industrial Tenants (“Title 4-A”) and any other business incentive programs for which Tenant may be eligible to receive benefits. In connection with such benefit programs, upon request, Landlord agrees to provide Tenant with the final certificate of eligibility and certificate of completion. If the benefits are in the form of a refund payable to Landlord, Landlord shall endorse over, or otherwise pay, to Tenant 100% of such refund, upon Landlord’s receipt of such refund. Landlord, in no event, guarantees approval of benefits under these programs, except Landlord shall be responsible for the loss of any benefits due to or arising out of landlord’s negligence or willful misconduct. Landlord also represents and is informing Tenant that:

1)                                      an application for abatement of real property taxes pursuant to Title 4-A will be made for the Demised Premises;

2)                                      the rent including amounts payable by the Tenant for real property taxes will accurately reflect any abatement of real property taxes pursuant to Title 4-A;

3)                                      since the Term of the Lease exceeds ten (10) years, at least twenty five ($25.00) dollars per square foot must be spent on the improvements to the Premises and the common areas, provided however, if by the sixtieth (60th) day following the rent commencement date, the Tenant employs in the Premises 125 or fewer employees in the Premises, at least two dollars and fifty cents ($2.50) per square foot must be spent on improvements to the Premises and the common areas.

4)                                      all abatements granted shall be revoked if, during the benefit period, real estate taxes, water or sever charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in subdivision four hundred ninety-nine-ff of Title 4-A.

5)                                      on the date of this Lease, Tenant’s Proportionate Share of the Building (as defined above) is 2.85%.

(B)                                Tenant agrees to (i) report to the Landlord the number of workers permanently engaged in employment in the space leased, the nature of each worker’s employment and the New York City residency of each worker and (ii) provide access to the Premises by employees and agents of the department overseeing the ICIP program at all reasonable times at the request of the Landlord.

(C)                                Landlord agrees that Tenant shall not be required to pay taxes or charges which become due because of the willful neglect or fraud by the Landlord in connection with the ICIP Program, or otherwise relieve or indemnify the Landlord from any personal liability arising under the Administrative Code 11-265 except where imposition of such taxes, charges or liability is occasioned by actions of Tenant in violation of the Lease.

(D)                               Notwithstanding anything contained in this Lease to the contrary, Landlord consents and agrees that Tenant’s subsidiaries, HCI Acquisition Corp. (H + Link On Call) , LMA Acquisition Corp. and/or Safecom, shall have the right to occupy and use, during the term of the Lease, a portion of the Premises, for its general, executive and administrative offices in connection with its business.

(E)                                 Landlord agrees to such modification to the provisions of this paragraph 14 as are required by the applicable governmental agency in order to obtain the benefits referred to in paragraph 14(A) above at no cost and expense to Landlord.

ADDITIONAL RENT

15.                                 In the event the Tenant shall fail to pay Landlord the charges and expenses as required by the terms of this Lease other than the annual base or minimum rent (hereinafter sometimes referred to as “additional rent”), the Landlord shall have the same rights and remedies as those provided for in the Lease with regard to the Tenant’s failure to pay an installment of the annual base rent.

FIXTURES & INSTALLATIONS

16.                                 All appurtenances, fixtures, improvements, additions and other property attached to or built into the Demised Premises by Landlord, at Landlord’ s expense, shall be and remain the property of Landlord, except that any such fixtures, improvements, additions and other property installed at the expense of Tenant may be removed by Tenant on the condition that Tenant shall repair, at its expense, any damage to the Demised Premises or the Building resulting from such removal. Except as otherwise provided for herein, all the outside walls of the Demised Premises including corridor walls and the outside entrance doors to the Demised Premises, any balconies, terraces or roofs adjacent to the Demised Premises, and any space in the Demised Premises used for shafts, stacks, pipes, conduit, ducts or other building facilities, and the use thereof, as well as access thereto, for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord, and Landlord does not convey any rights to Tenant therein. Notwithstanding the foregoing, Tenant shall enjoy full right of access to the Demised Premises through the public entrances, public corridors and public areas within the Building.

ALTERATIONS

17.                                 (A)                              Tenant shall make no structural alterations, decorations, installations, additions or improvements in or to the Demised Premises without Landlord’s prior written consent, not to be unreasonably withheld or delayed, and then only by contractors or mechanics who do not interfere with Landlord’s work in the Building.

(B)                                All installations or work done by Tenant shall at all times comply with:

(a)                                  Laws, rules, orders and regulations of governmental authorities having jurisdiction thereof.

(b)                                 Reasonable rules and regulations of the Landlord.

(c)                                  Plans and specifications prepared by and at the expense of Tenant shall be submitted to Landlord for its prior written approval, not to be unreasonably withheld or delayed; no installations or work shall be undertaken or started by Tenant, its agents, servants or employees, until Landlord has approved such plans and specifications; and no material amendments or additions to such plans and specifications shall be made without prior written consent of Landlord, not to be unreasonably withheld or delayed. In the event the plans and specifications are not approved by Landlord within fifteen (15) business days, same shall be deemed approved, Tenant agrees that it will not, either directly or indirectly, use any contractors and/or labor and/or materials that would or will create any labor disharmony with any contractors and/or labor engaged by Landlord in the construction, maintenance and/or operation of the Building or any part thereof. Notwithstanding the above, no plans and specifications shall be needed for cosmetic or non-structural work nor shall Landlord consent be required for such work.

(d)                                 Tenant shall defend, indemnity and hold harmless Landlord from any claim arising out of the performance of said Tenant’s work. Tenant shall, upon request of Landlord, supply Landlord with workmen’s compensation certificates for all persons and/or contractors performing work for Tenant at the Demised Premises, a public liability insurance policy in the sum of Two Million ($2,000,000.00) Dollars for personal injuries and death claims and One Million ($1,000,000.00) Dollars for property damage. In the event any mechanics lien shall be filed against the Building by any of the Tenant’s contractors, subcontractors or material men, for work done on behalf of Tenant, Tenant shall discharge the lien by bond, payment or otherwise, within thirty (30) after notice of the filing to Tenant and upon Tenant’s failure to so discharge any lien, Landlord may, at its option, remove the lien by bonding and charge the Tenant with the cost thereof, together with it’s reasonable attorneys’ fees.

(C)                                Tenant shall have the right to put a generator, the size and specifications of which shall first be reasonably approved by Landlord, (and any dunnage necessary in connection therewith) in a location within the building reasonably acceptable to Landlord and Tenant’s engineer.

REQUIREMENTS OF LAW

18.                                 (A)                              Tenant, at Tenant’s sole cost and expense shall comply with all applicable laws, orders and regulations of Federal, State, County and Municipal authorities, and with all directions, pursuant to law, of all public officers, which shall impose any duty upon Tenant with respect to the use or occupation of the Demised Premises by Tenant.

(B)                                Tenant shall not do anything, or permit anything to be done, in the Demised Premises which shall (i) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein, or (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property, or (iii) cause any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Demised Term or at any time thereafter. Tenant, at Tenant’s expense, shall comply with all the rules, orders, regulations or requirements of the New

York Board of Fire Underwriters and the New York Fire Insurance Rating organization or any similar body.

(C)                                In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make-up” of rates applicable to the Building or property located therein issued by the New York Fire Insurance Rating Organization or other similar body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building or property located therein.

(D)                               Tenant shall be responsible for curing any notices of violation arising out of Tenant’s acts issued by any governmental agency affecting the Demised Premises and the Building and Property and otherwise complying with all applicable laws and regulations affecting the Building and the Property. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to bear the cost of compliance with any laws, orders, regulations, or requirements of any state, federal municipal and local governments, departments, commissions or boards and any direction of any public office pursuant thereto and all orders, rules and regulations of the New York Board of Fire Underwriters Insurance Service Office or any similar body which would require any structural or non structural alterations, unless the condition necessitating the work shall arise as a result of Tenant’s manner of use of the demised premises or method of operations therein. Tenant may, after securing Landlord to Landlord’s reasonable satisfaction against all damages, interest, penalties, by cash deposit or surety bond, contest and appeal any such laws, orders, regulations or requirements.

LANDLORD’S CONSENT

19.                                 (A)                              In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim for any sum of money whatsoever as damages, costs, expenses, attorneys’ fees or disbursements, whether affirmatively or by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval (including, without limitation, consent to a proposed assignment or sublease of the premises), and Tenant’s sole remedy for claimed unreasonable withholding or unreasonable delaying by Landlord of its consent or approval shall be an action or proceeding brought and prosecuted solely at Tenant’s own cost and expense to enforce such provision, for specific performance, injunction or declaratory judgment.

(B)                                If Tenant requests Landlord’s consent or approval to alterations, assignment, subletting or any other matter or thing requiring Landlord’s consent or approval under this Lease, and if in connection with such request Landlord reasonably seeks the advise of its attorneys, accountants, architect, engineer or other professional, then Landlord, as a condition precedent to granting its consent or approval, may require (in addition to any other requirements of Landlord in connection with such request) that Tenant pay the reasonable fee of Landlord’s attorneys, accountants, architect, engineer or other professional in connection with the consideration of such request and/or the preparation of any documents pertaining thereto, except that no fee shall be payable for subleases and assignments which do not require Landlord consent under the terms of this Lease. No fee shall be payable to Landlord in connection with Tenant’s initial alterations or alterations which do not require Landlords consent or subleases which do not require consent.

END OF TERM

20.                                 (A)                              Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and casualty excepted, and Tenant shall have the right but not the obligation to remove all of its property and shall repair all damage to the Demised Premises or the Building occasioned by such removal. Any property not removed from the premises shall be deemed abandoned by Tenant and may be disposed of in any manner deemed appropriate by the Landlord, unless otherwise agreed to in writing (i.e. extension of time to remove). Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 221 of the Real Property Actions and Proceedings Law and of any successor law of like import then in force in connection with any holdover or summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article at the end of the term as expressed herein. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this lease. If the last day of the term of this lease or any renewal hereof falls on a Sunday or a legal holiday, this lease shall expire on the business day immediately preceding.

(B)                                Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord at the expiration or sooner termination of the term of this lease. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises as aforesaid will be substantial, will exceed the amount of fixed minimum rent and additional rent theretofore payable hereunder, and will be impossible accurately to measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord upon the expiration or sooner termination of the term of this lease, then notwithstanding anything to the contrary contained in this lease, Tenant shall pay to Landlord for each month and for each portion or any month during which Tenant holds over in the demised premises after the expiration or sooner termination of the term of this lease, for use and occupancy, the aggregate sum of (i) two times the amount of the installment of the fixed minimum rent that was payable under this lease for the last month of the term hereof, plus (ii) one-twelfth of all items of annual additional rent which would have been payable monthly pursuant to this lease had its term not expired or been terminated, plus (iii) those items of additional rent (not annual additional rent) which would have been payable monthly pursuant to this lease had its term not expired or been terminated, which aggregate sum Tenant agrees to pay to Landlord upon demand, in full without setoff, and no extension or renewal of this lease shall be deemed to have occurred by such holding over, nor shall Landlord be precluded by accepting such aggregate sum for use and occupancy from exercising all rights and remedies available to it to obtain possession of the Demised Premises.

(C)                                If Tenant shall default in surrendering the demised premises upon the expiration or termination of the term, Tenant’s occupancy subsequent to such expiration or termination, whether or not with the consent or acquiescence of Landlord, shall be deemed to be that of a tenancy at will and in no event from month-to-month or from year-to-year, and it shall be subject to all the terms, covenants and conditions of this Lease applicable thereto, except with respect to the fixed minimum rent as hereinabove stated. Tenant hereby expressly waives any and all predicate notices to a holdover and Landlord may immediately proceed with a holdover Notice of Petition and Petition.

QUIET ENJOYMENT

21.                                 Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises during the term of this lease without hindrance or molestation by anyone claiming by or through Landlord, subject, nevertheless, to the terms, covenants and conditions of this Lease.

SIGNS

22.                                 No sign or lettering of any nature may be put on or in any window, nor on the exterior of the Building or elsewhere within the Demised Premises such as shall be visible from the street, except with the written approval of the Landlord, which approval shall not be unreasonably withheld or delayed.

23.                                 Intentionally Omitted.

RULES AND REGULATIONS

24.                                 Tenant and Tenant’s agents, employees, invitees, and licensees shall faithfully comply with the Rules and Regulations set forth in Exhibit ”C” annexed hereto and made part hereof, and with such further Rules and Regulations as Landlord at any time may make and communicate in writing to Tenant which, in Landlord’s judgment shall be necessary for the reputation, safety, care or appearance of the Building and the land allocated to it or the preservation of good order therein, or the operation or maintenance of the Building, and such land, its equipment, or the more useful occupancy or the comfort of the tenants or others in the Building. Landlord shall not be liable to Tenant for the violation of any of said Rules and Regulations, or the breach of any covenant or condition in any lease by any other tenant in the Building, provided such are applied in an equal and non-discriminatory manner. In the event of a conflict between this Lease and the Rules and Regulations, the terms of this Lease shall prevail.

ASSIGNMENT AND SUBLETTING

25.                                 (A)                              Tenant, for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Agreement, nor under let the Demised Premises or any part thereof or license or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed, and upon due compliance with the provisions of this Article. Notwithstanding the foregoing, no consent of Landlord will be required in connection with section 25(A), nor shall the provisions of section 25(B) (C) (F) apply, with respect to any assignments, underlets (including sublets), grant of any permission to use or license, concession or other right of occupancy of all or any portion of the Premises to (i) affiliated entity, parent entity, subsidiary entity or acquired entity, controlling, controlled by or under common control with the Tenant (including HCI Acquisition Corp. (H+ Link On Call), LMA Acquisition Corp.

and/or Safecom); or (ii) to a successor corporation in connection with a merger, consolidation or sale of substantially all of Tenant’s business or substantially all of the stock of Tenant.

(B)                                Prior to requesting the approval of Landlord to an assignment or subletting as hereinafter provided, Tenant shall, by written notice, offer to terminate this Lease and to vacate and surrender the Demised Premises to Landlord as of the last day of the calendar month which is at least sixty (60) days from the date of Tenant’s notice and prior to the effective date of such proposed assignment or subletting. Simultaneously with said offer to terminate this Lease, Tenant shall advise the Landlord of all the terms, covenants and conditions of the Tenant’s proposed sublease or assignment. A sublease of less than 40% of the Demised Area shall not give rise to Landlord’ s recapture rights herein. The provisions of this subsection shall not be applicable provided (i) in the case of a sublease (s) in excess of forty (40%) percent of the demised area, fifty (50%) percent of all rent and additional rent received by Tenant for sublease (s) in excess of the rent and additional rent received herein, shall be paid to Landlord within fifteen (15) days of receipt, as additional rent; and (ii) in the case of an assignment, fifty (50%) percent of any consideration paid to Tenant for said assignment, except that which is paid for Tenant’s furniture, fixtures, equipment, leasehold improvements and goodwill shall be paid to Landlord within fifteen (15) days of receipt. In either of the foregoing cases, Tenant shall first deduct its expenses, including brokerage fees, advertising, free rent, reasonable attorneys fees and alterations performed by Tenant before submitting to Landlord. Landlord must exercise its recapture rights hereunder within fifteen (15) business days of receiving Tenant’s notice. If Landlord has not exercised its right to recapture within said fifteen (15) days, then Landlord shall have forty five (45) days to approve of the proposed assignment or subletting. If Landlord shall not have reasonably rejected the proposed assignment or subletting within the forty five (45) day period, Landlord shall be deemed to have approved the proposed assignment or subletting.

(C)                                With respect to any proposed subtenant or assignee, Tenant shall submit to Landlord the most recent fiscal year’s financial statements of such person or entity as well as a description of the business of the person or entity. Upon Tenant’s due compliance with the aforesaid provisions of this Article, Landlord agrees not to unreasonably withhold its consent to an assignment or subletting, provided that the Tenant is not then in default beyond any cure period under this Lease and that the proposed assignee or undertenant: (a) has a comparable financial position and net worth as tenant (b) is credit-worthy and (c) of good reputation.

(D)                               No such assignment shall be effective until duplicate originals of such Assignment and Assumption Agreement wherein Assignee agrees to perform all the obligations of the Tenant under this lease in form reasonably satisfactory to Landlord are delivered to Landlord.

(E)                                 No sub-letting or assignment of the Demised Premises shall release or discharge the Tenant hereunder from any of its obligations to be performed under this Lease.

(F)                                 Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublease unless Tenant pays Landlord’s reasonable legal fees and reasonable related costs for third party services actually incurred to process the proposed assignment. Neither Tenant’s payment nor Landlord’s acceptance of any such payments shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s request.

LANDLORD’S ACCESS TO PREMISES

26.                                 (A)                              Landlord or Landlord’s agents shall have the right to enter and/or pass through the Demised Premises at all times after reasonable notice during normal business hours, except in an emergency, in which case no notice shall be required and entrance may be made at any time, to examine same, and to show them to mortgagees, ground lessors, prospective purchasers or lessees or mortgagees of the Building, and to make such repairs, improvements or additions as Landlord may deem necessary and Landlord shall be allowed to take all material into and upon and/or through said Demised Premises that may be required therefore. During the six months prior to the expiration of the term of this Lease, or any renewal term, Landlord may exhibit the Demised Premises to prospective tenants or purchasers at all reasonable business hours subject to the preceding provision. If Tenant shall not be personally present to open and permit an entry into said premises at any time when for any reason an entry therein shall be necessary, Landlord or Landlord’s agents may enter the same by a master key without rendering Landlord or such agent liable therefore.

(B)                                Landlord shall have the right at any time, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets and other public parts of the Building, provided, same does not diminish Tenant’s usable area or obstruct Tenant’s access to the Demised Premises, or visibility of the Demised Premises.

(C)                                Provided the Landlord complies with the terms hereof, the exercise by Landlord or its agents of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. Landlord agrees to use its best efforts to minimize interference with Tenant’s business.

SUBORDINATION

27.                                 This Lease is subject and subordinate in all respects to all ground leases and/or underlying leases and to all present and/or future mortgages which may be placed on or affect such leases and/or the real property of which the Demised Premises forms a part, or any part of such real property and/or Landlord’s interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant shall execute and deliver promptly any certificate that Landlord and or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may reasonably request. Landlord shall use reasonable efforts to obtain a non-disturbance agreement from such entities.

PROPERTY LOSS, DAMAGE REIMBURSEMENT

28.                                 (A)                              Landlord or its agents shall not be liable for any loss of, or damage to, any property of Tenant by theft or otherwise, unless caused by the willful misconduct of Landlord, its agents, contractors, servants and/or employees. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electrical, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the willful misconduct of Landlord, its agents, servants, contractors or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations of construction or any private, public or quasi-public work. If at any time any windows of the Demised Premises are temporarily closed or darkened incident to or for the purpose of repair, replacement, maintenance and/or cleaning in, on or about the Building or any part or parts thereof, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefore, nor abatement of rent, nor shall the same release Tenant from obligations hereunder nor constitute an eviction. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Building or of defects therein or in any fixtures or equipment of which Tenant has knowledge.

(B)                                Tenant shall indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising from the omission of any Tenant work or thing whatsoever done by Tenant (other than by Landlord or its contractors or the agents or employees of either) in and on the Demised Premise during the term of this Lease and during the period of time, if any, prior to the specified commencement date that Tenant may have been given access to the Demised Premises for the purpose of making installations, and will further indemnify and save harmless Landlord against and from any and all claims arising from any condition of the Demised Premises due to or arising from any willful misconduct or breach of Lease or negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees and against and from all reasonable costs, expenses, and liabilities incurred in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim Tenant, upon notice from Landlord, agrees that Tenant, at Tenant’s expense, will resist or defend such action or proceeding and will employ counsel therefore.

DESTRUCTION - FIRE OR OTHER CASUALTY

29.                                 If the Demised Premises shall be damaged by fire or other casualty Landlord, at Landlord’s expense, shall promptly repair such damage to substantially the same condition as existed prior to such casualty. However, Landlord shall have no obligation to repair any damage to, or to replace, Tenant’s personal property or any other property or effect of Tenant except if such fire or casualty was caused by the willful misconduct of Landlord or its agents, contractors or employees. If the entire Demised Premises shall be rendered unusable by reason of any such damage, the rent and additional rent shall abate for the period from the date of such damage to the date when such damage shall have been repaired, and if only a part of the Demised Premises shall be so rendered unusable, the rent and additional rent shall abate for such period in the proportion which the area of the part of the Demised Premises so rendered unusable bears to the total area of the Demised Premises. However, if, prior to the date when all of such damage shall have been repaired any part of the Demised Premises so damaged shall be rendered usable and shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, the amount by which the rent and additional rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law and of any successor law of like import then in force and Tenant agrees that the provision of this Article shall govern and control in lieu thereof. Notwithstanding the foregoing provisions of this Section, if, prior to or during the Demised Term (i) the Demised Premises shall be totally damaged or rendered wholly unusable by fire or other casualty, and if Landlord shall decide not to restore the Demised Premises, or (ii) the Building shall be so damaged by fire or other casualty that total alteration, demolition or reconstruction of the Building shall be required, (whether or not the Demised Premises shall be damaged or rendered unusable), then, in any such events, Landlord, at Landlord’s option, may give to Tenant within forty-five (45) days after such fire or other casualty, a thirty (30) days notice of termination of this lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date, the rent and additional rent shall be apportioned and any prepaid portion of rent and additional rent for any period after such date of casualty shall be refunded by Landlord to Tenant. If such restoration is expected to take more than 365 days to complete, Tenant shall also have the right to terminate. Furthermore, if the Demised Premises shall be so damaged by fire or other casualty during the last year of the term of this lease, such that the entire Demised Premises or a material part thereof shall be rendered unusable, Tenant shall have the right to terminate this Lease upon giving thirty (30) days notice of termination and this Lease and the Demised Term shall come to an end and expire upon the expiration of said thirty (30) days and the rent and additional rent shall be apportioned and any prepaid portion of rent and additional rent for any period after such date of casualty shall be refunded by Landlord to Tenant.

30.                                 Intentionally Omitted.

EMINENT DOMAIN

31.                                 (A)                              In the event that the whole of the Demised Premises or access thereto, shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that a material part of the Demised Premises shall be so condemned or taken, then effective as of the date of vesting of title, rent and additional rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken. In the event that a material part of the Building (in excess of 25%) shall be so condemned or taken, then Landlord (whether or not the Demised Premises be affected) may, at its option terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within forty-five (45) days following date on which Landlord shall have received notice of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted is not terminated as hereinbefore provided, Landlord will, at its expense, promptly (but in all events in less than 120 days) restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking. In the event that a material part of the Demised Premises (in excess of 25% of the Demised Premises) shall be so condemned or taken, then Tenant shall also have the right to terminate this Lease.

(B)                                In the event of a termination in any of the cases herein above provided, this lease and the term and estate granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set forth for the expiration of the term of this Lease, and the rent and additional rent hereunder shall be apportioned as of such date.

(C)                                In the event of any condemnation or taking herein above mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award made for the value of the estate vested by this Lease in Tenant, except that the Tenant may file a claim for any taking of removable fixtures owned by Tenant and for moving expenses incurred by Tenant.

WASTE

32.                                 Tenant will not do or suffer any waste or damage, disfigurement or injury to the Building or any part thereof.

CERTIFICATE OF OCCUPANCY

33.                                 Tenant will not at any time use or occupy the Demised Premises in violation of the Certificate of Occupancy issued for the Building or a portion thereof of which the Demised Premises form a part.

DEFAULT

34.                                 (A)                              The occurrence, at any time prior to or during the Demised Term, of any one or more of the following events shall be a default (referred to as “Events of Default”) :

(a)                                  If Tenant shall default in the payment when due of any installment of rent or in the payment when due of any additional rent, and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default; or

(b)                                 If Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed (other than the covenants for the payment of rent and additional rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence curing such default within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

(c)                                  If Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated bankrupt or become insolvent, or shall file any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute of law, or shall make an assignment for the benefit of creditors or shall seek or consent to, or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant’s property; or

(d)                                 If, within seventy-five (75) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise seeking any reorganization, arrangement, composition, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceedings shall not have been dismissed, or if within seventy-five (75) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant’s property, without the consent or acquiescence of Tenant such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied and not dismissed within seventy-five (75) days; or

(e)                                  If the Demised Premises shall become vacant, deserted or abandoned by Tenant; or

(f)                                    If Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except for (i) those transfers permitted under section ”25” herein, (ii) a transfer of Tenant’s stock by public offering on a nationally recognized stock exchange, (iii) transfers of Tenant’s stock to or among Tenant’s existing shareholders or their respective family members or which is being done for estate planning purposes, or (iv) a transfer of Tenant’s stock as part of a so-called “going private” transaction.

(B)                                Upon the occurrence, at any time prior to or during the Demised Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord’s option, may give to Tenant a five (5) days notice of termination of this Lease, in which event, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date of the lease but Tenant shall remain liable for damages as provided in this Lease.

(C)                                Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding hereunder shall be deemed paid as compensation for the use and occupancy of the Demised Premises and the acceptance of any such compensation by Landlord shall not be deemed a waiver on the part of Landlord of any rights under this Article.

(D)                               In the event Landlord shall default in the performance of or observance of any material term, covenant or condition of this Lease on Landlord’s part to be performed and Landlord shall fail to remedy such default within thirty (30) days after notice by Tenant to Landlord of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Landlord shall not commence curing such default within such thirty (30) days, or shall not thereafter diligently prosecute to completion the cure of such default, then, in such event, Tenant shall have the right to pursue whatever remedies it may have under this Lease or all rights and remedies at law or in equity to which Tenant may be entitled, including the recovery of reasonable attorneys fees.

(E)                                 If Tenant shall default in the payment when due of any installment of rent or in the payment when due for any additional rent and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default, or if this Lease and the Demised Term shall expire and come to an end as provided in this Article:

(a)                                  Landlord and its agents and servants may immediately or at any time after such Event of Default or after the date upon which the Lease and the Demised Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, with notice, by summary proceedings or by any other applicable action or proceeding and after obtaining an order of a court of competent jurisdiction authorizing same, and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

(b)                                 Landlord, at Landlord’s option, may relet the whole or any part or parts of the Demised Premises from time to time either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its reasonable discretion, may determine. Landlord shall in no event be liable for refusal or failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease. Landlord at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its discretion considers advisable or necessary in connection with any such reletting without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(F)                                 Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge or (ii) re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Demised Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.

SPRINKLERS

35.                                 Anything elsewhere in this Lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or New York Fire Insurance Exchange or any bureau, department, official of the federal, state or city government require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or any fire insurance company, Landlord shall, at Landlord’s expense, promptly make such sprinkler system installations, change, modifications, alterations, and supply additional sprinkler heads or other equipment as required.

DAMAGES

36.                                 (A)                              If this Lease and the Demised Term shall expire and come to an end as provided in this Lease or by or under any summary proceeding, or any other action or proceeding or if Landlord shall re-enter the Demised Premises under any summary proceedings or any other action or proceeding then, in any of said events:

(a)                                  Tenant shall pay to Landlord all rent, additional rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Landlord, as the case may be; and

(b)                                 In the event of a default under section ”34”, Tenant shall also be liable for, and shall pay to Landlord, as liquidated and agreed final damages, any deficiency (referred to as “Deficiency”) which is the sum equal to the amount by which the rent and additional rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term (excluding any unexercised extension option) exceeds the net amount, if any, of rents collected under any re-letting of any part of such period (first deducting from the rents collected under any such re-letting all of Landlord’s reasonable and actual expenses regarding such re-letting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, alteration costs and other expenses of preparing the Demised Premises for such re-letting) . Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of rent. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s rights to collect the Deficiency for any subsequent month by a similar proceeding.

(B)                                If the Demised Premises, or any part thereof, shall be relet together with other space in the Building, the rent collected or reserved under any such re-letting and the expenses of any such re-letting shall be equitably apportioned for the purpose of this Article. Tenant shall in no event be entitled to any rents collected or payable under any re-letting, whether or not such rents shall exceed the rent reserved in this Lease. Solely for the purposes of this Article, the term “rent” as used in Section (A) shall mean the rent in effect immediately prior to the date upon which this Lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Landlord, as the case may be, plus any additional rent payable immediately preceding such event.

SUMS DUE LANDLORD

37.                                 If Tenant shall default after notice and the expiration of any applicable cure period, in the performance of any covenants on Tenant’s part to be performed in this Lease contained, Landlord may immediately, or at any time thereafter, perform the same for the account of the Tenant. Tenant shall reimburse and compensate Landlord as additional rent for all expenditures made by, or damages or fines sustained or incurred by Landlord due to Tenant’s non-performance or non-compliance with or breach or failure to observe any term, covenants or conditions of this Lease, on Tenant’s part to be kept, observed, performed or complied with. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or, if Landlord is compelled to do or does incur any expense including reasonable attorney’s fees, instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord with all interest and costs, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses, or at Landlord’s option on the first day of any subsequent month. Tenant’s obligations under this Article shall survive the expiration or sooner termination of the Demised Term.

NO WAIVER

38.                                 (A)                              No act or thing done by Landlord or Landlord’s agents during the term hereby demised shall be deemed an acceptance of surrender of said Demised Premises and no agreement to accept such surrender of the Demised Premises shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of said Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Demised Premises. The failure by landlord to seek redress for violation of, or to insist upon the strict performance of, any covenants or conditions of this Lease, or any of the Rules and Regulations annexed hereto and made part hereof or hereafter reasonably adopted by Landlord, shall not prevent a subsequent act, which would have originally-constituted a violation, from having all the force and effect of an original violation. The failure by Landlord to enforce any of the Rules and Regulations annexed hereto and made part hereof, or hereafter reasonably adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

(B)                                Landlord’s failure to timely render a Landlord’s Statement with respect to any increase in real estate taxes or operating expenses shall not prejudice Landlord’s right to render a Landlord’s Statement with respect to any Escalation Year, provided such statement is rendered within twenty-four (24) months of the end of the Escalation Year. The obligation of Tenant with respect to real estate taxes and operating expenses shall survive the expiration or any sooner termination of the Demised Term.

WAIVER OF TRIAL BY JURY

39.                                 To the extent such waiver is permitted by law, Landlord and Tenant hereby waive trial by jury in any action or proceeding brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy, except personal injury claim. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term. If Landlord commences any summary proceeding for nonpayment of rent and/or for possession of the Demised Premises, Tenant agrees not to interpose any non-compulsory counterclaim of whatever nature or description in any such proceeding. Nothing herein shall prohibit Tenant from bringing a separate action against the Landlord.

BILLS AND NOTICES

40.                                 Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by Registered or Certified Mail (return receipt requested), addressed (A) to Tenants at Tenant’s address set forth in this Lease if mailed prior to Tenant’s taking possession of the Demised Premises or at the Demised Premises if mailed subsequent to Tenant’s taking possession of the Demised Premises, with a copy to Jay Korn, Esq., Korn & Spirn, Hempstead Executive Plaza, 50 Clinton Street, Hempstead, New York 11550, and (B) to Landlord at Landlord’s address set forth in this Lease, with a copy to Karabelas & Papagianopoulos LLP, 28-18 31St Street, Suite 202, Astoria, New York 11102 or (C) addressed to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article. Any such bills, statements, notices, demands, requests or other communications shall be deemed to have been rendered or given on the date when it shall have been mailed as provided in this Article.

INABILITY TO PERFORM

41.                                 If, by reason of strikes or other labor disputes, fire or other casualty, accidents, orders or regulations of any Federal, State, County or municipal authority, or any other cause beyond Landlord’s control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this Lease, or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease, or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reasons of the inconvenience or annoyance to Tenant, or injury to, or interruption of Tenant’s business.

INTERRUPTION OF SERVICE

42.                                 Landlord reserves the right to stop the services of the air conditioning, elevator, escalator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvement, which, in the judgment of Landlord are necessary, until said repairs, alterations, replacements or improvements shall have been completed, provided Landlord (i) uses its best efforts to restore such services as quickly as possible and (ii) performs such work at times and in a manner so as to minimize interference with Tenant’s business. Tenant must receive five days prior written notice. The exercise of such rights by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business.

CONDITIONS OF LANDLORD’S LIABILITY

43.                                 (A)                              Tenant shall not be entitled to claim a constructive eviction from the Demised Premises unless Tenant shall have first notified Landlord of the condition or conditions giving rise thereto, and unless Landlord shall have failed to remedy such conditions within a reasonable time after receipt of such notice,

(B)                                Subject to Tenant’s rights set forth in section ”3 (C)”, if Landlord shall be unable to give possession of the Demised Premises on any date specified for the commencement of the term by reason of the fact that the premises have not been sufficiently completed to make the premises ready for occupancy, or for any other reason which is not the fault of the Landlord, Landlord shall not be subject to any liability for the failure to give possession on said date, nor shall such failure in any way affect the validity of this Lease or the obligations of Tenant hereunder.

TENANT’S TAKING POSSESSION

44.                                 (A)                              Except as otherwise provided in paragraph “33” and “3(C)” above, Tenant by entering into occupancy of the premises shall be conclusively deemed to have agreed that Landlord up to the time of such occupancy had performed all of its obligations hereunder and that the premises were in satisfactory condition as of the date of such occupancy.

(B)                                If Tenant shall use or occupy all or any part of the Demised Premises for the conduct of business prior to the Term Commencement Date, such use or occupancy shall be deemed to be under all of the terms, covenants and conditions of this Lease.

FINANCING REQUIREMENTS

45.                                 If, in connection with obtaining financing or refinancing for the Building of which the demised premises form a part, a banking, insurance or other institutional lender shall request modifications to this Lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto; provided, however, that such modifications do not increase the obligations of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender to get possession of the Building) or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this Lease or any assignment or sublease, be deemed to materially adversely affect the leasehold interest hereby created.

ENTIRE AGREEMENT

46.                                 This Lease contains the entire agreement between the parties and all negotiations and agreements are merged herein, except as set forth herein. Neither party has made any representations or statements, or promises, upon which the other has relied regarding any matter or thing relating to the Building or the Demised Premises, or any other matter whatsoever, except as is expressly set forth in this Lease, including but without limiting the generality of the foregoing, any statement, representation or promise as to the fitness of the Demised Premises for any particular use, the services to be rendered to the Demised Premises or the prospective amount of any item of additional rent. No oral statement, representation or promise whatsoever with respect to the foregoing or any other matter made by Landlord or Tenant, their agents or any broker, whether contained in an affidavit, information circular, or otherwise shall be binding upon the Landlord or Tenant. This Lease may not be changed, modified or discharged, in whole or in part, orally and no agreement shall be effective to change, modify or discharge, in whole or in part, this Lease or any obligations under this Lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord, or the written approval of Landlord, as the case may be, and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

VAULT, VAULT SPACE, AREA

47.                                 No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blueprint or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, provided Tenant continues to use or occupy same.

DEFINITIONS

48.                                 The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and Building (or the owner of a Lease of the Building or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and Building or of said Lease, or in the event of a lease of the Building, or of the land and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after the date of such sale or lease, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any sale, or the lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building assumes and agrees to carry out any and all covenants and obligations of Landlord hereunder. The words “re-enter” and “re-entry”, and “re-entered” as used in this Lease are not restricted to their technical legal meanings. The term “business days” as used in this Lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 5 hereof), Sundays and all days observed by State or Federal Government as legal holidays (which shall not include days when the New York Stock Exchange is open for trading). The terms “person” and “persons” as used in this Lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities, whether any of the foregoing are acting on their behalf or in a representative capacity.

SUCCESSORS, ASSIGNS, ETC.

49.                                 The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their respective assigns.

50.                                 Intentionally Omitted.

BROKER

51.                                 Both parties represent and warrant that no Broker(s) brought about this transaction. Each party agrees to indemnify and hold harmless the other from any claims of any Broker with respect to this Lease, except that Landlord specifically agrees to indemnify Tenant for any brokerage commissions that may arise or be due and owing to the broker that was involved in the prior transaction between Landlord and Tenant pursuant to which Tenant leased space on the first floor of the Building.

CAPTIONS

52.                                 The captions are included only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

NONLIABILITY OF LANDLORD

53.                                 Neither Landlord, as an entity, nor Landlord or any successor in interest, if an individual (which term as used herein includes aggregates of individuals, such as joint ventures, general or limited partnerships or associations or limited liability companies), shall be under personal liability with respect to any of the provisions of this Lease, and if Landlord hereto is in breach or in default of or with respect to its obligations under this Lease, Tenant shall look solely to the equity of such Landlord or individual in the land and Building, and any proceeds from the sale of same and insurance proceeds, of which the Demised Premises form a part for the satisfaction of Tenant’s remedies and in no event shall Tenant attempt to secure any personal judgment against Landlord or any partner, employee or agent of Landlord by reason of such default by Landlord.

RESTRICTION ON RENTS

54.                                 If at the commencement of, or at any time or times during the term of this Lease, the Minimum Rent or Additional Rent reserved in this Lease shall not be fully collectible by reason of any federal, state, county or city law, proclamation, order or regulation, or direction of any public officer or body pursuant to law, Tenant shall enter into such agreements and take such other steps as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may, from time to time during the continuance of such legal rental restriction, be legally permissible (and not in excess of the amounts reserved therefore under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the term of this Lease, (a) the rents shall become and thereafter by payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (b) Tenant shall pay to landlord, if legally permissible, an amount equal to the rents which would have been paid pursuant to this Lease but for such legal rent restriction, less the rents paid by Tenant to Landlord during the period (s) said legal rent restriction was in effect.

55.                                 Intentionally Omitted.

MISCELLANEOUS

56.                                 (A)                              This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this lease to be drafted. Further, if any provision of this lease shall, to any extent, be invalid or unenforceable, the remainder hereof shall not be affected thereby, and each provision of this lease shall be enforceable to the fullest extent permitted by law.

(B)                                Whenever in this lease any words of obligation or duty are used and/or implied herein, such words shall have the same force and effect as though made in form of covenants.

(C)                                All rights and remedies herein given to Landlord in this lease, and all other rights and remedies allowed by law or in equity, are hereby reserved by the Landlord as distinct, separate and cumulative rights and remedies, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any of the others.

(D)                               The submission of this lease for examination by Tenant does not constitute an offer by Landlord or reservation of an option for the demised premises, and this lease shall become effective as a lease only when and if fully executed copies thereof are executed and exchanged between Landlord and Tenant.

(E)                                 Tenant shall not place any load on the floor of the demised premises exceeding the floor load per square foot for which it is designed to carry and which is allowed by law.

(F)                                 It is hereby acknowledged that Landlord and Tenant are parties to two existing leases, pursuant to which Tenant is leasing from Landlord certain space on the first floor of the Building and in the cellar thereof. It is understood and agreed that a default (after applicable notice and opportunity to cure) under this Lease shall also be a default under those existing leases and a default under the existing leases shall be a default under this Lease.

57.                                 Intentionally Omitted.

INDEMNIFICATION

58.                                 (A)                              Tenant hereby agrees to defend, indemnify and hold Landlord harmless from and against any and all liability, damages, fines, suits, claims, demands and actions by or against anyone, and costs and expenses of any kind or nature (including but not limited to reasonable attorneys’ fees and expenses) , due to, arising out of, based upon or connected with, except if caused by the negligent acts or omissions of Landlord:

(i)                                     Any breach, violation or non-performance of any covenant, condition or agreement in this lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed; and/or

(ii)                                  Any loss or damage to person or property occasioned by or arising out of or in connection with the use and occupancy of the demised premises by Tenant, its employees, agents, customers, invitees, contractors or subcontractors, or by any use or occupancy which Tenant may permit or suffer to be made of the demised premises; and/or

(iii)                               Injury to, or death of, any person or persons (including but not limited to Tenant’s customers and employees) occurring in the demised premises.

(B)                                Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against, and Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be made or entered against, Landlord, its principals, disclosed or undisclosed, with respect to, or in connection with, any of the foregoing. The comprehensive general liability coverage maintained by Tenant pursuant to this Lease shall specifically insure the contractual obligations of Tenant as set forth in this Article and/or as provided in this Lease.

(C)                                If Landlord is made a party to any action, Landlord shall be entitled to appear, defend or otherwise take part in the matter involved, at its election, by counsel of Landlord’s own choosing, at Tenant’s cost and expense, provided such action by Landlord does not limit or make void any liability of any insurer of Landlord or Tenant hereunder in respect to the claim or matter in question.

CERTIFICATIONS

59.                                 Tenant shall, without charge, at any time and from time to time, within five days after written request from Landlord, certify by written instrument, duly executed, acknowledged and delivered, to Landlord or, at Landlord’s request, to any mortgagee, assignee of any mortgage or purchaser, or any proposed mortgagee, proposed assignee of any mortgage or proposed purchaser, or any other person, firm or corporation specified by Landlord:

(i)                                     that this lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications);

(ii)                                  whether or not either Landlord or Tenant is in default in the performance of any of the terms, covenants or conditions of this lease and, if in default, specifying each such default; and

(iii)                               the dates, if any, to which the fixed minimum rent, additional rent and other charges hereunder have been paid in advance.

It is intended that any such certificate delivered pursuant to this Article may be relied upon by Landlord, by any prospective purchaser of the building, the mortgagee of any mortgage, and by any other person, firm or corporation specified by Landlord.

In the event Tenant may require a similar certificate, Landlord shall provide same.

NO LIENS, ENCUMBRANCES

60.                                 (A)                              No person or entity other than Landlord shall have any power, right or authority to do or allow any act or make any contract which would create any lien, mortgage or other encumbrance upon the demised premises or the parcel of land on which the demised premises is located, or of any improvements thereon, or of any interest of Landlord therein. Nothing contained in this lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, architect, laborer or materialman for the performance of any labor or the furnishing of any material for, in, to or on the demised premises. If Tenant shall cause or allow any installation, alteration, addition, decoration, repair, replacement, renewal or improvement to be made to the demised premises or to the building, or cause or allow any labor to be performed or material to be furnished therein or thereon, or purchase any fixtures, chattels or equipment for use in the demised premises, neither Landlord nor the demised premises nor the land or building shall be liable for the payment of any expense incurred or for the value of any work done or material furnished, or fixtures, chattels or equipment purchased for use in the demised premises, but all such installations, alterations, additions, decorations, fixtures, chattels and equipment, repairs, replacements and improvements and labor, services and materials shall (except as hereinafter expressly provided) be made, furnished and purchased for cash and without chattel mortgage financing or any other form of financing at Tenant’s own expense, and Tenant shall be solely and wholly responsible to its contractors, subcontractors, laborers, suppliers, architects and materialmen who perform or furnish such labor services and/or material, fixtures, chattels and equipment. Under no circumstances shall Tenant at any time purchase and/or install any furniture, furnishings, fixtures, chattels or equipment for use in the demised premises, nor any additions thereto, or any renewals thereof or replacements or substitutions therefor, upon terms and conditions wherein and whereby a lien shall or may be filed against the real estate, or against Landlord or its title or interest in the real estate. Notwithstanding the foregoing, Tenant shall not be prohibited from encumbering its furniture and such of its equipment located in the demised premises as shall constitute solely personal property and which shall not become or be deemed to become part of the realty, and such of its trade fixtures as may be removed without damage or injury to the realty, by security agreements executed under the Uniform Commercial Code and from filing Financing Statements (UCC-1’s) appropriately with governmental authorities in connection with such security agreements.

(B)                                The participation by Landlord or of any of Landlord’s representatives in any conference with any architect, engineer, contractor, subcontractor, materialman, laborer or other person or firm retained by Tenant to perform work or furnish labor or services for the demised premises, shall not make Landlord or any of Landlord’s representatives liable for the payment of any portion of the cost of such work, or entitle any architect, engineer, contractor, subcontractor, materialman or laborer to file any mechanic’s lien against the demised premises, or the building of which the same form a part, or against Landlord.

(C)                                This lease shall constitute notice to the world that no mechanic’s lien may or can be filed validly against Landlord in connection with the demised premises, without Landlord’s express written consent thereto, at any time throughout the term of this lease. Any mechanic’s lien filed against the demised premises, or the building of which the same form a part, for work claimed to have been done for or materials claimed to have been furnished to Tenant, (a) shall be discharged of record by Tenant at Tenant’s expense within thirty (30) days after written notice thereof by Landlord, by payment, deposit, bond and order of a court of competent jurisdiction, or otherwise, as may be required by law and (b) either a release or satisfaction of lien shall be filed with the County Clerk of the county in which the Building is situated within such thirty (30) day period, and (c) a copy of such release or satisfaction, as the case may be, certified by the County Clerk shall be delivered to Landlord within three (3) days after such filing. Tenant’s failure to do so shall be deemed a material breach of this lease.

(D)                               In the event such mechanic’s lien is not discharged timely, as aforesaid, Landlord may discharge same for the account of and at the expense of Tenant by payment, bonding or otherwise, without investigation as to the validity thereof or of any offsets or defenses thereto, and Tenant, within five (5) days after being billed therefore, shall promptly reimburse Landlord, as Additional Rent, for all costs, disbursements, fees and expenses, including without limitation, legal fees, incurred in connection with so discharging said mechanic’s lien, together with interest thereon from the time or times of payment until reimbursement by Tenant. Tenant shall, within fifteen (15) days of demand therefore by Landlord, pay to Landlord as Additional Rent, Landlord’s reasonable legal fees and disbursements, but the foregoing shall not limit the extent of Tenant’s liability as set forth above.

(E)                                 In the event such mechanic’s lien is not discharged timely, as aforesaid, Landlord, in addition to all other rights granted to Landlord in this Lease and without limitation, may institute a dispossess summary proceeding based upon such failure to discharge any such lien. In the event Tenant fails to deliver to Landlord the certified copy of the release or satisfaction required hereunder within the time period provided for the delivery thereof to Landlord, Landlord shall have the right to assume that such mechanic’s lien has not been discharged and Landlord shall have all of the rights and remedies provided for herein based upon Tenant’s failure to discharge any such lien.

(F)                                 It is further expressly understood and agreed between the parties hereto that Landlord may apply all or a portion of the security deposit made by Tenant hereunder toward discharging any such mechanic’s lien and the cost, expenses, fees and disbursements, including, without limitation, legal fees, in connection therewith. Upon notification by Landlord of the application of all or a portion of the security deposited by Tenant, Tenant shall, within five (5) days after receipt of said notice, restore the security deposit to such amount held by Landlord prior to application thereof. Tenant’s failure or refusal to restore the security as aforesaid within said five (5) day period shall constitute a material default under this Lease.

TENANT’S OPERATING OBLIGATIONS

61.                                 Tenant covenants and agrees that during the term of this Lease:

(A)                              Tenant shall at its sole cost and expense obtain and maintain throughout the term of this lease all licenses, permits and authorizations required in order to enable it to properly and lawfully conduct its business in the demised premises, it being expressly understood and agreed, however, that the failure on the part of Tenant to obtain or to maintain any of such licenses, permits or authorizations, or extensions or renewals thereof, shall not release or relieve Tenant from the performance and observance by it of all of its obligations under this lease. Tenant covenants and agrees that, upon written request of Landlord, it shall, within thirty (30) days from the date of the request, furnish Landlord with an up-to-date copy of any permit or license required by any authority having jurisdiction therein for Tenant to conduct business at the demised premises. In the event Tenant fails to submit to Landlord, upon request, the items called for hereunder, such failure shall be a default under the terms of this Lease.

(B)                                Tenant shall maintain any plumbing in the demised premises and shall not dispose of any foreign substances in the plumbing facilities which are damaging to the plumbing or which are illegal to dispose of through the plumbing. Tenant shall not permit any waste, or other foreign substances to be thrown or drawn into the pipes. Tenant shall maintain the plumbing in good order, repair and condition, and repair any damage resulting from any violation of this paragraph. At Tenant’s sole cost and expense Tenant shall make any repairs to the other plumbing in the Building, if damage results from Tenant’s improper use of the plumbing in the Building or demised premises.

(C)                                Tenant shall retain a licensed professional exterminating service which will service the demised premises, if necessary, so as to keep the demised premises free of vermin.

(D)                               Tenant agrees that (i) Landlord shall have the right to prohibit the use by Tenant of any method of operation, advertising or interior display if, in Landlord’s reasonable opinion, the use thereof would impair the reputation of the building in which the demised premises are located, or is otherwise out of harmony with the general character thereof, and upon notice from Landlord, Tenant shall forthwith refrain from or discontinue such activities, (ii) Tenant will, upon Landlord’s request, reprimand any of Tenant’s employees who shall violate any of the provisions of this Lease or the rules and regulations relating to the Building, and (iii) Tenant will not encumber or obstruct or permit to be encumbered or obstructed any hallway, service elevator, stairway or passageway in the Building.

(E)                                 Tenant covenants and agrees that throughout the term, it shall not unreasonably suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the demised premises, or any machine or other installation therein, or otherwise unreasonably suffer, allow or permit any such obnoxious vibration, noise, odor or other undesirable effect to constitute a nuisance or otherwise interfere with the safety, comfort or convenience of Landlord, or other tenants, occupants, customers agents, or invitees or any other person(s) lawfully in or upon the Building and upon Landlord’s notice to Tenant, Tenant shall within fifteen (15) days thereof remove or control the same, and if any such condition is not so remedied, then Landlord may, at its discretion, either: (i) cure such condition and add any cost and expense incurred by Landlord therefore to the next installment of Minimum Rent due under this Lease, and the Tenant shall then pay said amount as Additional Rent hereunder; or (ii) treat such failure by Tenant to remedy such condition as a material default of this Lease, entitling the Landlord to any of its remedies pursuant to the terms of this Lease.

(F)                                 Tenant shall, throughout the term of this Lease, maintain, repair, service and replace when necessary, all doors leading into and out of the demised premises and all hardware appurtenant thereto, including, but not limited to, locks, hinges, silencers, door stops, door jams, door closers, latchsets, flushbolts, door frames, thresholds and door knobs. Landlord shall have no liability or obligation whatsoever regarding the maintenance, repair, service and replacement of the foregoing.

(G)                                Intentionally Omitted.

(H)                               Tenant will accumulate all of its garbage, rubbish and refuse (which term “refuse” as used in this lease shall mean and include, but not be limited to crates, boxes, containers, papers, bottles, and similar items) for disposal only within the interior of the demised premises and in well covered sealed sanitary plastic bags or containers designed to prevent odors and vermin of any kind from emanating therefrom. Tenant shall further handle and dispose of all rubbish, garbage and waste from Tenant’s operations in accordance with rules and regulations established by Landlord.

(I)                                    Tenant shall not change (whether alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the demised premises or of the Building or any part thereof without the approval of Landlord not to be unreasonably withheld or delayed.

(J)                                   Tenant shall not subject any fixtures or equipment in or on the demised premises which are affixed to the realty, to any mortgages, liens, conditional sales agreements, security interests or encumbrances.

(K)                               Tenant shall not perform any act or carry on any practice which may damage, mar or deface the demised premises or any other part of the Building.

(L)                                 Tenant shall not install, operate or maintain in the demised premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation, as determined by Landlord, in light of the overall system and requirements therefore in the Building, or which does not bear underwriters’ approval. Landlord recognizes and agrees that Tenants installation of computers, typewriters, printers, as well as other typical office equipment, as well as the installation of a T-1 line and fiber optics will not affect same.

(M)                            Tenant shall not suffer, allow or permit the erection or display in, on or from the demised premises any exhibits, banners, decorations, flags, bunting or any other similar or dissimilar kind or form of description or display without Landlord’s prior written consent in each instance not to be unreasonably withheld or delayed.

(N)                               Tenant shall not record or attempt to record or permit the recording of this lease, any memorandum of this lease, any assignment of this lease, any sublease of the demised premises or any other instrument relative to this lease.

HAZARDOUS MATERIALS

62.                                 (A)                              Tenant shall not deposit, dump, store or pour on any part of the soil of the demised premises, or permit the accumulation on the demised premises of dry or liquid waste, chemicals, solvents or other material, garbage, property no longer used by Tenant or any other substance or material which, if left on the demised premises, could cause injury to the health of or discomfort to persons in the neighborhood or on the demised premises, or adversely affect the environment of the demised premises, including the air above and the ground below and surrounding the demised premises, nor shall Tenant permit its subtenants, guests, contractors or any other person to do any of the foregoing. Tenant, at its expense, shall promptly remove or cause the removal of, or of permitted by applicable law encapsulate, all such material located at the demised premises in compliance with this Lease and all applicable laws.

(B)                                (i)                                     The term “Hazardous Substances”, as used in this Lease shall not include common cleaners but shall include, without limitation, flammables, explosives, radioactive materials, asbestos, chloroflouorocarbons (CFCs), polychlorinatedbiphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products and substances declared to be dangerous, hazardous or toxic under any Law or regulation now or hereafter enacted or promulgated by any Governmental Authority. Notwithstanding anything to the contrary set forth in this Article, cleaning fluids, detergents and other supplies customarily used in connection with the maintenance and repair of real property similar to the Leased Premises in comparable areas shall be permitted to be stored and used for such purposes in compliance with all Laws.

(ii)                                  Without limiting the generality of any other provision of this Lease, Tenant shall not cause or permit to occur:

(a)                                  Any violation of any federal, state or local law, now or hereafter enacted, related to environmental conditions on , over, under or about the demised premises, or arising from Tenant’s use or occupancy of the demised premises, including, but not limited to, ozone, soil and ground water conditions; or

(b)                                 The use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substance on, over, under, or about the demised premises, or the transportation to or from the demised premises of any Hazardous Substance.

(iii)                               Tenant shall, at Tenant’s own expense:

(a)                                  Comply with all laws regulating the use, generation, storage, removal, transportation, disposal, encapsulation or remediation of Hazardous Substances, to the extent relating to Hazardous Substances located at the demised premises, except with respect to those Hazardous Substances existing at the Demised Premises prior to Tenant’s occupancy or if cause by Landlord or other tenants thereof;

(b)                                 Make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities required under the laws to the extent relating to Hazardous Substances located at the demised premises;

(c)                                  Prepare and submit the required plans and all related bonds and other financial assurances and carry out all such cleanup plans should any governmental authority asserting appropriate jurisdiction demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge or other release of Hazardous Substances at or from the demised premises; and

(d)                                 Promptly provide all information regarding the use, generation, storage, transportation or disposal of Hazardous Substances that is requested by Landlord.

(iv)                              If Tenant fails to fulfill any duty imposed under subparagraph (iii) within a reasonable time, Landlord may, after reasonable prior notice to Tenant, do so, and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the demised premises and Tenant’s use thereof, and to comply therewith and Tenant shall execute all documents promptly upon Landlord’s request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant’s obligations under this Section. Tenant’s obligations and liabilities under this subparagraph (iv) shall survive the expiration or earlier termination of this Lease.

(v)                                 Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Substances at or from the demised premises caused by Tenant, or from Tenant’s failure to provide all information, make all submissions and take all steps required by all governmental authorities under applicable laws and all environmental laws required of Tenant as provided herein. Tenant’s obligations and liabilities under this subparagraph (v) shall survive the expiration or earlier termination of this Lease.

GOVERNING LAW

63.                                 This Lease shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

JURISDICTION

64.                                 For purposes of settling any and all disputes hereunder, each party hereto submits itself to the personal jurisdiction of any court, federal or state, sitting in the State of New York.

AIR RIGHTS

65.                                 (A)                              The Premises are let to TENANT subject to all applicable laws, rules, regulations, orders, covenants, restrictions and easements and to the reservation by LANDLORD of all air rights above, around and about the Premises and the right to increase the size of the building of which the Premises form a part or the buildings surrounding the same, based on the air rights appurtenant thereto.

(B)                                TENANT understands and agrees that LANDLORD, and anyone claiming by, through or under LANDLORD, may from time to time undertake alterations or additions to the building of which the Premises form a part or any lands added thereto, construct additional buildings or improvements thereon and make alterations thereto, build additional stories on any of the same, construct multi-story, elevated or underground facilities therein, and construct roofs, walls, and any other improvements over, to or in connection with any part thereof. No easement for light or air is included in or appurtenant to the demise of the Premises or to TENANT’S rights pursuant to this Lease.

(C)                                LANDLORD shall have the sole right, without TENANT’S consent to use, sell, assign, lease or otherwise dispose of any and all right, title and interest in and to any air rights and development rights relating to the Premises and/or the land thereunder. In the event of any such use, sale, assignment, lease or other disposition thereof by LANDLORD, LANDLORD shall be entitled to receive all sums derived therefrom. TENANT shall not be deemed an interested party and as such required to waive any interest therein. Nonetheless, TENANT shall, upon request by LANDLORD, promptly execute any waiver or other documents that LANDLORD may deem necessary in connection with LANDLORD’S disposition of any such rights. TENANT hereby irrevocably appoints LANDLORD the attorney-in-fact of TENANT for the purpose of executing any such waivers or other documents.

(D)                               TENANT shall not increase the height, bulk or floor area of the Premises or construct, place or erect anything on the roof of the building of which the Premises form a part or install machinery, equipment or any other object on the roof of said premises or take any action which might or will adversely affect or reduce the amount of air rights or development rights which are applicable to said premises and to the land thereunder.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease as of the day and year first written above.

Garden Spires Associate LP

By:

American Medical Alert Corporation

By:

SCREDULE A

Floor Plan

09/27/2015 TUE 08:53 [TX/RX NO 7351] 005

DEMISED
PREMISES

THIRD FLOOR PLAN

SCHEDULE B

Landlord’s Work

Dear Steve,

Please review the following Construction Guidelines for HLINK’s Third Floor Build-Out, at the above referenced location, incorporating all the changes you requested earlier today (shown with blue text).

CONSTRUCTION GUIDELINES:

(Third Floor Space - Approximately 5,072 Usable Sq. Ft.)

A.                                    General Construction Notes

1.                                       All work shall comply with all applicable Local and Municipal Building Codes, as well as any and all regulatory agency requirements, including, but not limited to OSHA, etc. The following General Construction Notes shall apply to all Construction and Drawings.

2.                                       All work, whether shown or implied, unless specifically questioned shall be considered fully understood in all respects by the General Contractor and the General Contractor will be responsible for any misinterpretations or consequences thereof.

3.                                       Subcontractor shall submit in triplicate Shop Drawings, Product Data and Samples as required, to the General Contractor. The General Contractor shall review and approve all required Shop Drawings, Product Data and Samples prior to submitting to Architect for review.

4.                                       All work is to conform to the Architectural Drawings and Specifications and shall be new and the best quality of the kind specified. All work is to comply with applicable industry standards.

5.                                       No material substitutions shall be made without prior written approval from the Architect. The Architect will consider material change requests on an individual basis. General Contractor shall submit Samples and Cuts for review to the Architect prior to the start of any work of that trade.

6.                                       All manufactured articles, materials, and equipment shall be supplied, installed, connected, erected, used, cleaned and adjusted as directed by the manufacturers, unless otherwise specified on the Drawings.

7.                                       The General Contractor shall coordinate, remove and dispose of all rubbish, debris, etc. on a regular basis and in a legal manner. The General Contractor shall keep the work area safe and reasonably clean at all times.

8.                                       All gypsum board shall be installed vertically in full length section U.O.N.

9.                                       Metal trim, Corner Beads, etc. Shall be installed at all exposed drywall edges, terminations, etc. Metal Trim shall be Type #200 Series, Corner Beads shall be Type #100 Series, Control Joints shall be #093, all Galvanized Steel as manufactured by U.S. Gypsum or approved equal.

10.                                 General Contractor shall be responsible for taping and spackling of gypsum board installed, as well as patching and repairing all walls, ceiling and columns to remain as existing.

11.                                 All Gypsum Board Partitions shall be properly braced.

12.                                 Provide double studs @ all Door jambs. Mechanically fasten studs together @ 30” O.C. Maximum. If Door is over 42” wide or if opening Double Doors use (2) 20 Ga. Stl. Studs. At head of Doors over 4’-0” wide use (2) 20 Ga. Stl. Studs. See Door & Frame Schedule & Details.

13.                                 All Doors, existing and new, opening onto carpeted areas to be undercut 1/2” A.F.F. U.O.N.

14.                                 All Doors, new and existing, shall have Silencers. Door Stops to be floor mounted type. See Hardware Schedule (8-1/2” x 11” format to follow).

15.                                 All lock sets shall be master keyed as required by building management.

16.                                 Provide Access Doors as required for Plumbing, HVAC, Electrical etc., As required by code. Location to be approved by Architect.

17.                                 Access Doors in drywall shall be flush mounted with drywall bead frames concealed with joint compound. In Hung Ceilings, use narrow edge frames with recessed Door panels filled with matching material.

18.                                 General contractor shall furnish and install fireproof blocking in ceiling (and Blind Pockets) and Partitions as required for a complete installation.

19.                                 Provide fire retardant treated wood at all locations required by NYC Codes.

20.                                 G.C. To provide and install temporary Lighting, Fire Extinguishers and any other fire safety precautions as required throughout all phases of construction as required by all applicable NYC Codes.

21.                                 All Electrical Work shall conform to all applicable Federal, State and Local Building Codes.

22.                                 All Electrical Receptacles, Switches, Dimmers & Cover Plates to be white (U.O.N.) all Electrical Receptacles to be grounding Duplex Receptacles. Light Switches to be A/C quiet grounding standard Lutron Toggle. Dimmer Switch to be Lutron Slide Dimmers. Refer to Dwg. # A10.1 for additional Notes and Engineering Dwgs. for Specifications.

23.                                 No Floor or Wall Outlets shall be connected to Lighting Circuits U.O.N.

24.                                 The General Contractor shall coordinate all work shown on the MEP Engineering and Architectural Drawings and shall be responsible for pointing out any conflicts or omissions. Dimensions on Architectural Drawings take precedence over conflicting dimensions on Engineering Drawings.

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25.                                 The Electrical Contractor shall include and coordinate electrical requirements for HVAC.

26.                                 The Electrical Subcontractor shall connect, disconnect and provide necessary runs as per Construction Documents.

27.                                 General Contractor is to verify that there is sufficient power available to complete the installation as indicated. General Contractor is to notify the Architect as soon as possible of any condition that would prevent or delay the installation as indicated.

28.                                 All Electrical Devices shall be U.L. Labeled.

29.                                 Electrified Door Hardware to be finished and installed by Electrical Contractor.

30.                                 Electrical Hardware to be connected to Building Class ”E” System as indicated on Hardware Schedule.

31.                                 No Ceiling breaks will be permitted within a Room unless otherwise noted.

32.                                 All HVAC Air Return Grills shall be located as per Drawings. Should field condition prevent designated location, alternate location is subject to Architect’s approval.

33.                                 General Contractor shall provide a composite Ceiling Plan and necessary Shop Drawings coordinating all Trades, showing the location of existing and new structure, suspension members, ceiling grid, light fixtures, all HVAC work, fascias and soffits, piping, plumbing, Exit Lights and all other items penetrating or attached to ceiling.

34.                                 Cut openings in Gyp. Bd. Partitions above Suspended Ceiling to meet HVAC Air Return requirements per HVAC Drawings where full height Partitions extend to Slab, all openings for ducts, and electrical penetrations must be kept to a minimum size. Openings around all penetrations to be sealed tight with Manufacturer’s recommended sealant. See HVAC Drawings for additional information.

35.                                 All walls shall be properly prepared (spackled, sanded, etc.) for painting or Wall covering as per Manufacturer’s Specs.

36.                                 All surfaces which are to be painted shall receive one (1) coat of primer and two (2) finish coats of paint (three total coats).

37.                                 Painting Subcontractor to provide (3) sets of “Drip-Down” paint samples to Architect for review and approval prior to painting for verification of color accuracy.

38.                                 All walls and freestanding columns scheduled for paint to be painted “flat” except Pantry, Lunchroom, Vending Room, Locker Room & Toilet Room to be painted “Eggshell”. all Doors, Frames and Convector Enclosures shall be painted alkyd semi-gloss. All Convectors to be painted to match adjacent wall color. All base panels of Convectors to be painted black with Matte Finish.

39.                                 Door Frames are to be painted the same color on both sides.

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40.                                 All paints shall be applied in accordance with Manufacture’s Specifications for the particular surface.

41.                                 All Wall covering to be inspected for dye lot and any imperfections or defects prior to installation. If a problem occurs, the Architect is to be notified prior to installation.

42.                                 Samples of all non-paint finishes specified shall be submitted in triplicate to Architect prior to commencement of the work. All samples are to be taken from the most current dye lots.

43.                                 All selvage edges of Wall covering is to be installed per Double-Cut Installation Method.

44.                                 All pretrimmed Wall covering to be installed with butt seams.

45.                                 Fabric or Vinyl Wall covering to be installed prior to Wall Base.

46.                                 Concrete Slab to be properly flashed and leveled before the installation of flooring materials. The Slabs must be structurally sound, free of all dirt, dust, sealing compounds, and other surface contaminants prior to installation. Maximum variation in the concrete slab shall not exceed 1/8” in 10’-0”.

47.                                 Provide and install a 4” straight Wall Base in all carpeted areas. All straight Wall Base to be installed after carpet installation.

48.                                 Provide and install a 4” cove Wall Base in all resilient floor areas.

49.                                 All Saddles and/or Rubber Reducing Strips to be furnished and installed by Carpeting Contractor. Carpeting Subcontractor is to submit samples for Architect’s approval prior to installation.

50.                                 Flooring Subcontractor shall inspect the Concrete Slab Sub-Floors before commencement of work. Flooring Subcontractor shall notify the Architect in writing, immediately after the inspection, of any conditions which will prevent him from producing satisfactory finished work.

51.                                 All Floor slabs must be free of dust, oil and all foreign matter. The Building must be preheated to a minimum of 65 degrees f., 24 hours prior to installation. Any Cracks 1/16” or more, holes and other unevenness must be filled with latex base floor filler, high spots must be leveled. All Floors must be swept clean, wet mopped with warm water and swept again. If sweeping leaves a residue, floors shall be vacuumed.

52.                                 Carpet Subcontractor shall assume full responsibility for any unacceptable finish work caused by sub-floor conditions. Carpet Subcontractor is to submit a minimum of (2) seaming diagrams for Architect’s review prior to commencement of installation.

53.                                 Any necessary carpet cross joints, due to length of rolls received, shall be placed to avoid occurrence at conspicuous locations, near Doors, or at pivot points and must be reviewed by the Architect prior to seaming. No seams shall occur perpendicular to doors and entries. Seams occurring parallel to Doors shall be centered directly under the Door.

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54.                                 Carpet Length seams shall be trimmed and seamed in accordance with the Manufacturer’s Specifications.

55.                                 Carpets shall be laid with tight butt seams.

56.                                 The Method of Carpet installation is to be Direct Glue Down.

57.                                 Upon completion of the work the Carpet Contractor shall remove from the premises all waste materials, rubbish, wrapping, salvages and containers.

58.                                 All excess pieces of usable Carpet shall be rolled, tagged and left with the Tenant for their future use.

59.                                 Spots, and/or smears of Carpet Cement shall be promptly removed with approved solvent.

60.                                 Floor covering in Closets shall be the same as that of the space onto which the Closet opens.

61.                                 At all Broadloom Carpet installations, the Carpet Installer is responsible for trimming at all seams where fraying occurs due to cutting of loops during the installation.

62.                                 Millwork Subcontractor shall provide and install all grounds and blocking related to Cabinetwork and must schedule and coordinate same with General Contractor.

63.                                 Millwork subcontractor is responsible for finishing of all Cabinetwork.

64.                                 Millwork Subcontractor shall provide and install all hardware required for finished installation of Cabinetry and Doors fabricated and installed by the Cabinet Subcontractor.

Millwork Subcontractor is to submit catalog cuts of all specified hardware to Architect for review prior to fabrication.

65.                                 Millwork Subcontractor is responsible for coordinating and scheduling his work with the General Contractor.

66.                                 Millwork Subcontractor shall verify all dimensions and condition related to Millwork at job site.

67.                                 Millwork Subcontractor to furnish Shop Drawings to Architect for approval of all items prior to fabrication.

68.                                 No field finishing of Millwork other than minor touch-up will be permitted.

69.                                 All Cabinetry to be A.W.I. Premium Grade.

70.                                 Combustible blocking and grounds shall not be built into Fire Rated Partitions.

71.                                 Provide fire retardant treated wood at all locations required by NYC Bldg. Code.

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72.                                 All Millwork substitutions must be reviewed and approved by Architect prior to fabrication.

B.                                    Call Center ( ERC/Customer Service/SafeCom/Supervisors/Tech Support ) and Misc Support Spaces

1.                                       (1) 12’-O” x 16’-O” Reception Area located along the Public Corridor nearest the Building Elevators. Provide and install a Double Glass (Herculite) or equal) Entrance Door with Corner Shoes housing concealed Closers, Stainless Steel PushlPull Bars, and Electromagnetic Locks released via Wall and Desk Mtd. Door Releasing Devices tied into the Building Class ’E’ Fire Safety System. Provide and install (1) Quadruplex Electrical Outlet, (1) Duplex Electrical Outlet, and (1) Tele/Data Outlet at the Reception Desk. Provide and install (1) Duplex Electrical Outlet , and (1) Tele/Data Outlet in the Waiting Area. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flashed level to receive the upgraded Broadloom Carpeting with an 10’ x 8’ inlay of Accent Broadloom Carpeting similar to HLINK’s 1st Floor. The Walls are to be prepared to receive two (2) of the specified Wall coverings (one as a single wall Accent Wall covering). The Ceilings are to be Standard 2’ x 2’ Hung Ceilings Tiles and Grid with Standard 2’ x 4’ Clg. Recessed Fluorescent Light Fixtures.

2.                                       (2) 2’ - 0” D x 7’ - 0” L (Employee and Guest) Coat Closets with a continuous 15” D Birch Veneer Plywood Hat Shelf and 1” Dia. Chrome Coat Rod. All Floor, Wall, and Ceiling finishes are to match the adjoining room(s). Provide and install a Building Standard Double Door with Single Dummy Trim and Heavy Duty Magnetic Catches.

3.                                       (1) 14’-0” x 24’-0” Conference Room to seat (16) People located on the Public Corridor side of the floor. The Floor Slabs are to be flashed level to receive the upgraded Broadloom Carpeting. The Room is to receive (1) Floor Mtd. Quadruplex Electrical Outlet, and (1) Floor Mounted Tele/Data Outlet both located under the Conference Table; and (4) Wall Mtd. Duplex Electrical Convenience Outlets and (2) Tele/Data Outlets located around the room. The Ceilings are to be standard 2’ x 2’ Hung Ceiling Tiles and Grid with (3) 8’ L Linear Pendant Mtd. (end-to-end) Indirect Fluorescent Light Fixtures located down the center of the room. The perimeter of the room is to receive a series of the specified Wall washers and Down lights, mtd. at 6’ O.C. max., to be operated with Dimmer Switches at the main entrance door. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flashed level to receive the upgraded Broadloom Carpeting and Flat Wall Base Throughout. Provide and install (1) Ceiling Recessed Motorized Roll-Down Project Screen with Wall Mtd Control Switch adjacent to Light Switches. All Walls are to receive one of the specified Wall coverings. The Conference Room is to have (2) Building Standard Single Doors with Conf. Rm. Function Hardware.

4.                                       (1) Large Open Call Center to fit (38) Total Work Stations (supplied by Tenant) to be located centrally in the Third Floor Space. The Work Stations consist of (2) +1- 6’x6’ Supervisor Work Stations, (2) +1- 6’x6’ Technical Support Work Stations, (8) 4’-6” Wide ERC Work Stations, (20) 3’-6” Wide Customer Service Work Stations, (3) +/- 6’X6’ Safe Comm Work Stations, and (3) +/- 6’x6’ Future Safe Comm Work Stations. Each cluster of Work Stations will require a ‘J’ Box Electrical Feed Connection Circuited so that each Work Station receives (2)

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Duplex Electrical Outlets for Tenant’s PC’s and (1) Duplex Electrical Outlet for Convenience. Each cluster of work stations will also require a ‘J’ Box Feed for the Tele/Data cabling (Supplied by Tenant). The Open Call Center will receive a diagonal pattern of end-to-end Pendant Mtd. Indirect Linear Fluorescent Light Fixtures spaced no more than 10’ - 0” O.C (Per 1st Fl. Fix. Spec). All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flashed level to receive the specified Carpet Tile with Flat Wall Base throughout. All Walls are to receive the specified General Wall Paint with one side of the Call Center to receive an Accent Wall Paint Color and the opposite side to receive one of the specified Wall coverings. The Ceilings are to be the specified 2’x2’ Upgraded High STC Acoustic Hung Ceiling Tiles and Grid throughout.

5.                                       (1) 10’ x 18’ Two Person Occupancy Office to be located on the Perimeter Windows. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flashed level to receive the upgraded Broadloom Carpeting with Flat Wall Base throughout. The Office is to receive (2) Quadruplex Electrical Outlet for Tenant’s PC’s, and (2) Duplex Electrical Convenience Outlets at the desks. The Ceilings are to be standard 2’x2’ Hung Ceiling Tiles and Grid with (3) 2’ x 4’ Recessed Fluorescent Light Fixtures. All Walls are to receive General Wall Paint. (2) 4’ H x 6’ W Tilted Glass Vision Panels are to be located on either side of the standard Office Entrance Door with Office Function Hardware.

6.                                       (2) 10’ x 12’ Private Office to be located on the Perimeter Windows. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flashed level to receive the upgraded Broadloom Carpeting with Flat Wall Base throughout. The Office is to receive (1) Quadruplex Electrical Outlet for Tenant’s PC’s and (1) Duplex Electrical Convenience Outlet. The Ceilings are to be Standard 2’x2’ Hung Ceiling Tiles and Grid with (2) 2’ x 4’ Recessed Fluorescent Light Fixtures. All Walls are to receive General Wall Paint. A 4’ H x 6’ W Tilted Glass Vision Panel is to be located adjacent to a standard Office Entrance Door with Office Function Hardware.

7.                                       (1) Pantry to seat (12) People to have (10) Linear Ft. of Millwork Base and Upper Cabinets with (2) Adjustable Shelves per Cabinet. The Millwork is to accommodate a place for an ADA Sink, Refrigerator, (2) Microwaves on Upper Cabinet Shelves, and a Dishwasher. The Base Cabinets should have one set of Drawer Cabinets. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flashed level to receive the specified (3) VCT Color Pattern Layout similar to HLINK’s 1st Floor Pantry. All Walls are to receive the specified General Wall Paint. The Ceilings are to be the specified Standard 2’x2’ Hung Ceiling Tiles and Grid with 2’ x 4’ Recessed Fluorescent Light Fixtures no more than 8’ 0” O.C. The Pantry will be located against the perimeter wall and face the Open Call Center having a 8’ H x 8’ W x 3/8” thick. Clear Tempered Glass Vision Panel in the Gyp Bd. Enclosing Partition adjacent to a Standard Door with Closer.

8.                                       (1) Locker Room adjacent to the Pantry to fit +/-(50) Tenant supplied Lockers. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flashed level to receive the specified (3) VCT Tile Color Pattern Layout similar to HLINK’s 1st Floor Locker Room. All Walls are to receive the specified

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General Wall Paint. The Ceilings are to be the specified Standard 2’x2’ Hung Ceiling Tiles and Grid with 2’ x 4’ Recessed Indirect Fluorescent Light Fixtures no more than 8’ - 0” O.C. to coordinate with the Lockers and Isle Layout.

9.                                       (1) 10’ x 12’ Enclosed Copy/Mail/Supply Room to receive (12) Linear Ft. of Base and upper Millwork Cabinets. The Base Cabinets are to have at least (2) sets of Drawer Cabinets. All other Cabinets to have (2) Adjustable Shelves each. Provide and install (2) Quadruplex Electrical Outlets for Tenant’s Equip. and (2) Duplex Electrical Convenience Outlets along the Countertop. Provide (1) Copier Outlet on the opposite wall. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flashed level to receive the specified (2) VCT Colors in a Checker Board Pattern. The Ceiling is to be the Standard Hung Ceiling Tiles and Grid with (2) 2’ x 4’ Recessed Indirect Fluorescent Light Fixtures. All Walls are to receive the specified General Wall Paint. Provide and install (1) Door into room with Storeroom Function Hardware.

10.                                 (1) 2’ - 6” D x 14’ - 0” L Open Printer/Fax/Equipment Niche with continuous Upper and Base Cabinet Millwork to be located adjacent to and facing the Call Center. The Millwork is to receive a (5) Color Plastic Laminate Pattern similar to the Millwork Pattern in HLINK’s 1st Fl. Call Canter. Each Cabinet is to have (2) Adjustable Shelves. At least (4) of the Base cabinets are to be Drawer Units. (4) Upper Cabinets and (4) Lower Cabinets are to receive Locks with adjacent Elbow Catches. Provide and install (3) Quadruplex Electrical Outlets for Tenant’s Equip. and (3) Duplex Electrical Convenience Outlets along the length of the Millwork Countertop. All Walls to receive the specified General Wall Paint. The Ceiling and Floor Finishes are to continue from the adjacent Call Center.

11.                                 The existing Perimeter Windows are to be fully cleaned with all Frame and Masonry Wall Joints to receive continuous Water Tight Sealant. The masonry Perimeter Walls around the windows are to be scraped, masonry patched, and made smooth and even as required to receive the specified Perimeter Wall Paint. All Convector Covers are to be painted to match the specified adjacent Wall Paint Color except in a Semi-Gloss Finish. The Convector Cover Bases are to be painted the specified Matte Black.

12.                                 The existing Columns are to be Masonry Patched, and sanded smooth to return them to new masonry surface condition. All Columns are to be prime painted prior to receiving (2) coats of the General Finish Wall Paint.

13.                                 A new (15) Ton Ceiling Hung Supplemental NC Unit with heat, is to be located above the Finish Hung Ceiling over one of the Perimeter Offices/Rooms to have a Fresh Air Intake via the Perimeter Window. The Existing Perimeter Window will have to be altered/replaced to accommodate the new Fresh Air Intake Louver. The Unit is to have a separate Duct Work Distribution System form the Base Building Air Distribution Ductwork System. The Supp. Ductwork is to distribute supply air throughout the entire Call Center and is to be electrified via the existing in house power and the Emergency Generator. The Hung Ceiling directly under the Supp Unit (and for that entire Room/Office) is to receive a 3” thick. continuous Sound Batt Insulation Blanket.

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14.                                 In general, the Call Center and Support Areas are to receive the specified Upgraded Broadloom Carpeting in the Offices, the Upgraded Carpet Tile in the Call Center, the General Wall Paint, Wall Covering where identified above, and the Standard Hung Ceiling Tiles and Grid. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be continuously flash patched level prior to the installation of the finish flooring and the specified Wall Base. The Perimeter Masonry Walls are to scraped and cleaned of all paint chips and mold prior to receiving a continuously applied liquid Water Moisture Barrier Sealant, followed by finished Gyp Bd. Build-Out Partitions, and Finish Painting. All Gyp Bd. Partitions are to be Spackled, sanded smooth, and prime painted prior to receiving (2) coats of the specified Finish Wall Paint Colors. All Gyp. Bd. Partitions are to receive full height sound batt insulation per the specified Partition descriptions. The Lighting is to be 2’ x 4’ Recessed Indirect Fluorescent Light Fixtures no more than 8’ - 0” O.C. in both directions in the Offices and Enclosed Rooms with 8’ - 0” L Linear Indirect Pendant Mounted Fluorescent Light Fixtures in the Call Center. In addition to the specific Electrical Outlets identified above, provide and install Duplex Convenience Electrical Outlets scattered throughout the space to meet the NYC Code minimums. The undersides of all the Floor Slabs above the Finish Ceilings are to be scraped of any loose paint and debris prior to the Finish Ceilings being installed.

C.                                    Tele-Health Department

1.                                       (3) 10’-0” x 12’-O” Tele-Health Offices to be located along the Perimeter Windows. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flashed level to receive the upgraded Broadloom Carpeting with Flat Wall Base throughout. The Office is to receive (1) Quadruplex Electrical Outlet for Tenant’s PC’s and (1) Duplex Electrical Convenience Outlet. The Ceilings are to be Standard 2’x2’ Hung Ceiling Tiles and Grid with (2) 2’ x 4’ Recessed Fluorescent Light Fixtures. All Walls are to receive General Wall Paint. A 4’ H x 6’ W Tilted Glass Vision Panel is to be located adjacent to a standard Office Entrance Door with Office Function Hardware.

2.                                       (1) Large Open Work Area with (8 to 10) 6’-0” x 8’-0” Low-Wall Partitioned Millwork Work Stations to be located adjacent to the Tele-Health Offices. Each Work Station is to be enclosed on two sides with Gyp Bd. Low Wall Partitions having a Solid Finish Wood Cap. The Work Stations are to be 2’x6’ Deep Millwork ‘L’ Shaped Countertops of the specified Plastic Laminate having support legs and Grommets as required. Each Work Station is to receive (1) Quadruplex Electrical Outlet for Tenant’s PC’s, (1) Duplex Electrical Convenience Outlet, and (1) Tele/Data Outlet. The Open Area is to be Painted with the specified standard Wall Paint. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flash patched level to receive the specified Carpet Tiles with Flat Wall Base throughout. The Ceilings are to be the specified 2’x2’ Upgraded High STC Acoustic Hung Ceiling Tiles and Grid throughout. The Open Area will receive a diagonal pattern of end-to-end Pendant Mtd. Indirect Linear Fluorescent Light Fixtures spaced no more than 10’ - 0” O.C (Per 1st Fl. Fix. Spec).

3.                                       (1) 8’-0” x 12’-O” Copy/Supply/Equip. Room to be located adjacent to the Tele-Health Open Work Area to receive (12) Linear Ft. of Base and upper Millwork Cabinets. The Base Cabinets are to have at least (2) sets of Drawer Cabinets. All other Cabinets to have (2)

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Adjustable Shelves each. Provide and install (2) Quadruplex Electrical Outlets for Tenant’s Equip. and (2) Duplex Electrical Convenience Outlets along the Countertop. Provide (1) Copier Outlet on the opposite wall. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flashed level to receive the specified (2) VCT Colors in a Checker Board Pattern with Cove Wall Base throughout. The Ceiling is to be the Standard Hung Ceiling Tiles and Grid with (2) 2’ x 4’ Recessed Indirect Fluorescent Light Fixtures. All Walls are to receive the specified General Wall Paint. Provide and install (1) Door into room with Storeroom Function Hardware.

4.                                       (1) 12’-0” x 16’-0” Conference Room for (8) people to be located between and shared by the Tele-Health Dept. and the IT training Areas. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flashed level to receive the upgraded Broadloom Carpeting with Flat Wall Base throughout. The Room is to receive (1) Floor Mtd. Quadruplex Electrical Outlet, and (1) Floor Mounted Tele/Data Outlet both located under the Conference Table; and (3) Wall Mtd. Duplex Electrical Convenience Outlets and (2) Tele/Data Outlets located around the room. The Ceilings are to be standard 2’ x 2’ Hung Ceiling Tiles and Grid with (2) 8’ L Linear Pendant Mtd. (end-to-end) Indirect Fluorescent Light Fixtures located down the center of the room. The perimeter of the room is to receive a series of the specified Wall washers and Down lights, mtd. at 6’ O.C. max., to be operated with Dimmer Switches at the main entrance door. All Walls are to receive the specified Standard Wall Paint. The Conference Room is to have a Building Standard Single Doors with Conf. Rm. Function Hardware.

5.                                       In general, the Tele Health Department is to receive the specified Upgraded Broadloom Carpeting in the Offices, the Upgraded Carpet Tile in the Open Area and Conference Room, standard VCT in the Support Spaces, the General Wall Paint, Wall Covering where identified above, and the Standard Hung Ceiling Tiles and Grid throughout. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be continuously flash patched level prior to the installation of the finish flooring and the specified Wall Base. All Gyp Bd. Partitions are to be Spackled, sanded smooth, and prime painted prior to receiving (2) coats of the specified Finish Wall Paint Colors. All Gyp. Bd. Partitions are to receive full height sound batt insulation per the specified partition descriptions. The Lighting is to be 2’ x 4’ Recessed Indirect Fluorescent Light Fixtures no more than 8’ - 0” O.C. in both directions in the Offices and Enclosed Rooms with 8’ - 0” L Linear Indirect Pendant Mounted Fluorescent Light Fixtures in the Open Work Area. In addition to the specific Electrical Outlets identified above, provide and install Duplex Convenience Electrical Outlets scattered throughout the space to meet the NYC Code minimums. The undersides of all the Floor Slabs above the Finish Ceilings are to be scraped of any loose paint and debris prior to the Finish Ceilings being installed.

D.                                    I.T. and Training Areas

1.                                       (1) 8’-0” x 10’-0” (maybe smaller) Satellite Server Room to be located to the South End of the Third Floor Space nearest the Tele/Data Cabling Route to the 1st Floor Space. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flash patched level to receive the specified checkerboard pattern of VCT to match the 1st Floor Space with Cove Wall Base throughout. The Walls are to receive the

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specified Wall Paint and Cove Wall Base. The Ceilings are to be the Standard 2’x2’ Ceiling Tiles and Grid with the specified 2’x4’ Ceiling Recessed Fluorescent Light Fixtures. Provide and Install (2) Dedicated 20 Amp Duplex Electrical Outlets and (3) Convenience Duplex Electrical Outlets with all outlets circuited via the Emergency Generator. The Server Room is to receive supply air from a separate ceiling hung (1) Ton Supplemental NC Unit circuited via the in house power and the Emergency Generator, and the Base Building Air Supply System. The Landlord is to provide a Cabling Route through the Building’s Ceiling Plenums and Shafts with (2) continuous 4” Dia. Conduits (having drag lines) which connect the Third Floor Satellite Server Room Equipment with the 1st Floor Server Room. A 4’ H x 8’ W Tilted Glass Vision Panel is to be located adjacent to a standard Door with Storeroom Function Hardware.

2.                                       (1) 10’-0” x 20’-O” (3) Person I.T. Office to be located adjacent to the Satellite Server Room. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flashed level to receive the upgraded Broadloom Carpeting with Flat Wall Base throughout. The Office is to receive (1) Quadruplex Electrical Outlet for Tenant’s PC’s and (1) Duplex Electrical Convenience Outlet at each of three desks. The Ceilings are to be Standard 2’x2’ Hung Ceiling Tiles and Grid with (2) 2’ x 4’ Recessed Fluorescent Light Fixtures. All Walls are to receive General Wall Paint. A 4’ H x 6’ W Tilted Glass Vision Panel is to be located adjacent to a standard Office Entrance Door with Office Function Hardware.

3.                                       (1) 10’-O” x 14’-O” Training Room to be located adjacent to the Call Center. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flashed level to receive the upgraded Broadloom Carpeting with Flat Wall Base throughout. The Training Room is to receive (1) Quadruplex Electrical Outlet for Tenant’s PC’s, (1) Tele/Data, and (1) Duplex Electrical Convenience Outlet at each of four Training Desks and at a small Meeting Table. The Ceilings are to be Standard 2’x2’ Hung Ceiling Tiles and Grid with (2) 2’ x 4’ Recessed Fluorescent Light Fixtures. All Walls are to receive General Wall Paint. A 4’ H x 6’ W Tilted Glass Vision Panel is to be located adjacent to a standard Office Entrance Door with Office Function Hardware.

4.                                       (1) 6’-0” x 8’-0” Storage Room to be located between and shared by the Tele-Health Dept. and the I.T. Training Areas. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be flash patched level to receive the specified checkerboard pattern VCT with Cove Wall Base throughout. The Walls are to receive the specified standard Wall Paint. The Ceilings are to be the specified Standard 2’x2’ Ceiling Tiles and Grid with the specified 2’x4’ Ceiling Recessed Fluorescent Light Fixtures. Provide and install (1) Duplex Electrical Outlet for convenience.

5.                                       In general, the I.T. and Training Areas are to receive the specified Upgraded Broadloom Carpeting in the Office, the General Wall Paint, Wall Covering where identified above, and the Standard Hung Ceiling Tiles and Grid. All Floors are to receive a continuous level layer of new 3/4” thick. Fire Rated Plywood Sub flooring. The new Sub flooring is to be continuously flash patched level prior to the installation of the finish flooring and specified Wall Base. All Gyp Bd. Partitions are to be Spackled, sanded smooth, and prime painted prior to receiving (2) coats of the specified Finish Wall Paint Colors. All Gyp. Bd. Partitions are to receive full height sound batt insulation per the specified Partition descriptions. The Lighting is to be 2’ x 4’ Recessed

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Indirect Fluorescent Light Fixtures no more than 8’ - 0” O.C. in both directions. In addition to the specific Electrical Outlets identified above, provide and install Duplex Convenience Electrical Outlets scattered throughout the space to meet the NYC Code minimums. The undersides of all the Floor Slabs above the Finish Ceilings are to be scraped of any loose paint and debris prior to the Finish Ceilings being installed.

E.                                      Architectural Finish Specifications

1.                                       General Finish Hung Ceiling Tiles and Grid to be “Armstrong” # 1912 Hi-Fi Ultima Humiguard Plus Tiles in an “Armstrong” Suprafine 9/16” Exposed T-Bar Grid System or equal.

2.                                       High STC Acoustic Finish Hung Ceiling Tiles and Grid to be “Armstrong” Optima Open Plan Square Edge Fine Texture Tiles #3159 in an “Armstrong” Suprafine 9/16” Exposed T-Bar Grid System or equal.

3.                                       General Broadloom Carpeting to be determined.

4.                                       Upgraded Broadloom Carpeting to be “Bentley”, Pattern: Architecture #AR26-7621 or “Bentley” #AR26-7621 or equal .

5.                                       Carpet Tiles to be “Milliken” Pattern #6393, Color: #513, Fiber: 6.6 Nylon, Size: 36” x 36” or equal .

6.                                       VCT to be “Azrock”, Pattern: Cortina Grade Vinyl Enhanced Tile # CG404 - Color: Pumice, CG # 402 - Color: Black & White, and CG # 403 - Color: Loam, All in Size: 16” x 16” or equal .

7.                                       Wall Base to be “Roppe” #P193 Black-Brown, Flat at Carpet and Cove at VCT or equal .

8.                                       General Gyp. Bd. Partition Wall Paint to be “Benjamin Moore”, Color: OC-45 Swiss Coffee, Finish: Eggshell

9.                                       Accent Wall Paint to be “Benjamin Moore”, Color: TBD, Finish: Eggshell

10.                                 Perimeter (masonry) Wall Epoxy Wall Paint to be “Benjamin Moore”, Color: OC-45 Swiss Coffee, Finish: Epoxy Eggshell or equal.

11.                                 Wall coverings to be “Innovations”, Pattern: # Alchemy # 78848, Color: Dark Sage; or “Sincol-New-Era”, Silverado # HS-22; or “Maharam”, Pattern: Tek-Wall Syntax # 306301, Color: #010 Camphor; or “Innovations”, Pattern: Alchemy # 78862, Color: Grasshopper

12.                                 Call Center Millwork with Plastic Laminate to be “Abet Laminati”, Color: TBD.

13.                                 Pantry Millwork Plastic Laminate to be “Abet Laminati”, Color: TBD.

14.                                 Storage/Supply/Mail/Copy Room Millwork to be “Formica”, Color: White

15.                                 All Doors to be 3’-O” x 7’-0” Building Standard Paint Grade Solid Core Wood Doors in a “Knockdown” 2” Wide Hollow Metal Frame.

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16.                                 Door Hardware to be “Schlage” or equal per Hardware Sets described above.

17.                                 Tilted Glass Panels to be 3/8” thick. clear tempered glass 4’ H x 6’ W Panels in a Paint Grade Finish Wood Frame to match HLINK’s 1st Fl. Space. Frames to receive Door Frame Paint.

F.                                      Architectural Specialty Item Specifications

1.                                       Fire Extinguishers in cabinets to be “Larsen” Model # MP10 10Lbs. ABC Multi-Purpose Dry Chemical Extinguishers in a “Larsen” fully recessed metal cabinet with glass panel access door. Cabinet: Shop White with Red Letters. Qty: (3)

2.                                       Access Doors to be “Larsen” # L-DWB (12” W x 18 1/2” H) Door to be 14 Gauge Steel. Frame to be 0606063-T6 extruded aluminum shop primed. Qty: (as required).

G.                                    Millwork Hardware Specifications

1.                                       Finger Pulls “Doug Mocket” Model # DP-3, Polished Chrome.

2.                                       Concealed Hinges “Blum” Model # 170 Full and Half Overlays as required.

3.                                       Drawer Runners to be ‘Blum” # BS426A Full Extension, Finish: Zinc

4.                                       Shelf Supports “Hafele” #282.04.720, 3MM Plug-In Type.

5.                                       Cabinet Locks “Kenstan” # K20, 7/8”Dia

6.                                       Elbow Catches “Hafele” #245.70.107

7.                                       Door and Drawer Bumpers “Blum” SJ 5312, 3/8” Dia. x 1/8” thick., Color: Clear

H.                                    Plumbing Fixture Specifications

1.                                       Pantry Sink to be “Elkay” Lustertone #LWR2522L in Stainless Steel. Qty: (1)

2.                                       Pantry Faucet to be “Grohe” Ladylux #33765SDO in Chrome having lever handles and coordinated spray. Qty: (1)

3.                                       Utility Sink to be “American Standard” Wall Hung Type, Stainless Steel, 18” L x 18” W x 10” D. Qty: (2)

4.                                       Utility Faucet to be “American Standard” Gooseneck Type to coordinate with the sink spec., Polished Chrome. Qty: (2)

I.                                         Light Fixture Specifications

1.                                       2’ x 4’ and 2’ x 2’ Indirect Ceiling Recessed Fluorescent Fixtures to be “Legion Lighting” Comfort-Lume Ceiling Recessed Fixtures with Center Baskets and EM Fixtures as required, Color: White.

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2.                                       8’ - 0” Long Pendant Mtd. T5 linear Indirect Fluorescent Light Fixtures to be “Linear Lighting” #C29P1-B-2-ET5-120V-PRT-S24-BW-96, 8’-0” L with EM Fixtures as required.

3.                                       Exit Lights to be “Atlite” Marathon Series Single, and Double Face Exit Lights with Direction Arrows as required. Exit Lights in Areas of Hung Ceilings to be Ceiling Recessed Type and Those in the Open Slab Ceiling Areas to have Stems to Coordinate with Slab Heights as required.

4.                                       Light Switches to be “Lutron” Rocker Type with Motion Sensors where required by the NY State Energy Code.

5.                                       Dimmer Switches to be “Lutron” Slide Dimmer Type.

J.                                      Partition Descriptions

1.                                       New 4 7/8” thick. Standard Sound Insulated Gyp. Bd. Partition to be 3 5/8” thick mtl. studs. 16” O.C. from slab to slab with 5/8” thick Gyp Bd on both sides and Sound Batt Insulation to extend up to 6” above finish Ceilings.

2.                                       New 4 7/8” thick. Full Height Sound Insulated Gyp Bd. Partition to be to be 3 5/8” thick mtl. studs. 16” O.C. from slab to slab with 5/8” thick Gyp Bd on both sides and Sound Batt Insulation all to extend slab to slab.

3.                                       New 3/8” thick. Clear Tempered Tilted Glass Panel in Gyp Bd. Partition to be 4’ H x 6’ W Glass Panel in a 2” W Paint Garde Finish Wood Frame on all sides located adjacent to all Office Doors

4.                                       New 4 7/8” thick. Partial Height Gyp Bd. Partition with Finish Wood Cap to be 3 5/8” thick mtl studs 12” O.C. up to +1- 48” AFF with 5/8” thick. Gyp Bd. on both sides. Top Edge of Wall to receive a continuous 2” H x 4 7/8” W Finish Wood Cap.

5.                                       Any existing Exposed Masonry Perimeter Walls are to be scraped of all loose paint and masonry, masonry patched as required to return it to a smooth and uncracked/unchipped surface, coated with a liquid water moisture barrier sealant, and prime painted to receive (2) coats of finish Epoxy Perimeter Wall Paint.

K.                                    General Conditions

1.                                       Architectural

•                                          A full set of Architectural Construction Documents are to be developed and issued for Construction at a later date.

•                                          A separate set of Door Hardware Specifications (8 1/2” x 11” Format) will be developed and Issued for Construction at a later date.

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2.                                       MEP Engineering

•                                          A full set of MEP Engineering Construction Documents are to be developed and Issued for Construction at a later date. The MEP Engineers Drawings will include but are not limited to a full design set of Drawings and Specifications for all the HVAC System, Electrical Circuiting, Fire Alarm/Smoke Detector System, Plumbing, and Sprinkler System

If you need me to revise any of the above descriptions please don’t hesitate in contacting me.

Sincerely,

Michael Lillard
Project Manager

Email: mlillardgaynordesiqn.com

Web :http://www.gaynordesign.com

Alan Gaynor + Co. P.C.

434 Broadway, New York, New York 10013

t/ 212.334.0900  f/ 212.966.8652

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SCHEDULE C

Rules and Regulations

(1)                                  The sidewalks, entrances, driveways, passages, courts, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than for ingress to and egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

(2)                                  The water and wash closets and plumbing Futures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, acids or other substances shall be deposited therein, and the expense of breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, or employees, shall have caused same.

(3)                                  No carpet, rug or other article shall be hung of shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept any noxious gas or substances in the Demised Premises, or permit or suffer the Demised Premises to he occupied or used in a manner unreasonably offensive or objectionable to Landlord or ocher occupants of the Building by reason of noise, odors and/or vibrations, or unreasonably interfere in any way with ocher tenants or those having business therein, nor shall any animals or birds be kept in or about the building. In connection with the above, Landlord agrees that normal office use is not offensive.

(4)                                  No awnings or ocher projections shall be attached co the outside walls of the building without the prior written consent of the Landlord.

(5)                                  No sign, advertisement, notice or ocher lettering and/or window treatment shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of Landlord, nor to be unreasonably withheld. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without liability, and may charge the expense incurred by such removal co the Tenant or Tenants violating this rule. Interior signs on doors and directory tables should be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be a size, color and style reasonably acceptable to Landlord. Notwithstanding the foregoing, Tenant shall be entitled to install a door sign and a directory table sign subject ro Landlord’s reasonable approval as to size, color and style.

(6)                                  No Tenant shall in any way deface any part of the Demised Premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No Tenant shall lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Demised Premises, and if linoleum or other similar floor covering is desired to be used an interlining of builder’s deadening felt shall be first affixed to floor by a paste or other material, soluble in water, the use of cement or ocher similar adhesive material being expressly prohibited. This provision shall not apply with respect to paragraph “17” alterations or wall hangings or other minor and incidental defacings.

(7)                                  No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof, unless a copy is given to Landlord. Each Tenant must, upon the termination of his Tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

(8)                                  Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered co and removed from the premises through the service entrances and corridors, and only during hours and in a manner approved, by Landlord acting reasonably.

(9)                                  Canvassing, soliciting and peddling in the building is prohibited.

(10)                            Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any flammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

(11)                            If the Building contains central air-conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services. If Tenant requires air-conditioning or ventilation and heat after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior thereto, in the case after hours service is required on weekend or holidays, for which an additional charge shall be paid by the Tenant- Said additional charge shall be deemed additional rent due and payable thirty (30) days after rendition of a bill by Landlord therefore.

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